                              Table of Contents
                         Chesterfield Financial Corp.
                               Chicago, Illinois

INTRODUCTION                                                                                  1
-----------------------------------------------------------------------------------------------

1. OVERVIEW AND FINANCIAL ANALYSIS                                                            3
-----------------------------------------------------------------------------------------------

     General Overview                                                                         3
     History                                                                                  4
     Strategic Direction                                                                      4
     Balance Sheet Trends                                                                     6
     Loan Portfolio                                                                           8
     Investments                                                                             11
     Investments and Mortgage-backed Securities                                              12
     Asset Quality                                                                           13
     Funding Composition                                                                     16
     Asset/liability Management                                                              18
     Net Worth and Capital                                                                   19
     Income and Expense Trends                                                               20
     Legal Proceedings                                                                       25
     Subsidiaries                                                                            25

2. MARKET AREA ANALYSIS                                                                      26
-----------------------------------------------------------------------------------------------

     Market Area Demographics                                                                26
     Market Area Deposit Characteristics                                                     28

3. COMPARISONS WITH PUBLICLY TRADED THRIFTS                                                  30
-----------------------------------------------------------------------------------------------

     Introduction                                                                            30
     Selection Screens                                                                       30
     Selection Criteria                                                                      31
     Comparable Group Profiles                                                               33

4. MARKET VALUE DETERMINATION                                                                38
-----------------------------------------------------------------------------------------------

     Comparable Group Adjustments                                                            38
     Balance Sheet Strength                                                                  40
     Asset Quality                                                                           43
     Earnings Quality, Predictability and Growth                                             44
     Dividends                                                                               48
     Liquidity of the Issue                                                                  50
     Recent Regulatory Matters                                                               51

     Market for Seasoned Thrift Stocks                                                       52
     Acquisition Market                                                                      56
     Adjustments to Value in Relation to the Comparable Group                                58

5. OTHER FACTORS                                                                             59
-----------------------------------------------------------------------------------------------

     Management                                                                              59
     Market Area                                                                             60
     Interest Rate Risk                                                                      61
     Offering Size                                                                           62
     State                                                                                   63
     Subscription Interest                                                                   64

6. VALUATION                                                                                 68
-----------------------------------------------------------------------------------------------

     Full Offering Value in Relation to Comparables                                          68
     Valuation Conclusion                                                                    71

                                List of Figures
                         Chesterfield Financial Corp.
                               Chicago, Illinois

FIGURE 1 - CURRENT FACILITIES LIST                                                       3
FIGURE 2 - ASSET AND RETAINED EARNINGS CHART                                             6
FIGURE 3 - KEY BALANCE SHEET DATA                                                        7
FIGURE 4 - KEY RATIOS                                                                    7
FIGURE 5 - NET LOANS RECEIVABLE CHART                                                    8
FIGURE 6 - LOAN MIX AS OF OCTOBER 31, 2000 CHART                                         9
FIGURE 7 - LOAN MIX                                                                     10
FIGURE 8 - SECURITIES CHART                                                             11
FIGURE 9 - INVESTMENT MIX                                                               12
FIGURE 10 - ASSET QUALITY CHART                                                         13
FIGURE 11 - NON-PERFORMING LOANS                                                        14
FIGURE 12 - ALLOWANCE FOR POSSIBLE LOAN AND LEASE LOSSES CHART                          15
FIGURE 13 - DEPOSIT AND BORROWING TREND CHART                                           16
FIGURE 14 - DEPOSIT MIX                                                                 17
FIGURE 15 - NET PORTFOLIO VALUE                                                         18
FIGURE 16 - CAPITAL ANALYSIS                                                            19
FIGURE 17 - NET INCOME CHART                                                            20
FIGURE 18 - AVERAGE YIELDS AND COSTS                                                    21
FIGURE 19 - SPREAD AND MARGIN CHART                                                     22
FIGURE 20 - INCOME STATEMENT TRENDS                                                     23
FIGURE 21 - PROFITABILITY TREND CHART                                                   24
FIGURE 22 - POPULATION DEMOGRAPHICS                                                     26
FIGURE 23 - HOUSEHOLD CHARACTERISTICS                                                   27
FIGURE 24 - CHICAGO MARKET SHARE                                                        28
FIGURE 25 - PALOS HILLS MARKET SHARE                                                    29
FIGURE 26 - FRANKFORT MARKET SHARE                                                      29
FIGURE 27 - COMPARABLE GROUP                                                            31
FIGURE 28 - KEY FINANCIAL INDICATORS                                                    36
FIGURE 29 - KEY BALANCE SHEET DATA                                                      40
FIGURE 30 - BALANCE SHEET GROWTH DATA                                                   41
FIGURE 31 - CAPITAL DATA                                                                42
FIGURE 32 - ASSET QUALITY TABLE                                                         43
FIGURE 33 - NET INCOME TREND                                                            45
FIGURE 34 - PROFITABILITY DATA                                                          46
FIGURE 35 - INCOME STATEMENT DATA                                                       47
FIGURE 36 - DIVIDEND DATA                                                               49
FIGURE 37 - MARKET CAPITALIZATION DATA                                                  50
FIGURE 38 - SNL THRIFT INDEX CHART                                                      52
FIGURE 39 - HISTORICAL SNL INDEX                                                        53
FIGURE 40 - EQUITY INDICES                                                              53
FIGURE 41 - HISTORICAL MARKET INDICES                                                   54
FIGURE 42 - HISTORICAL RATES                                                            55
FIGURE 43 - DEALS FOR LAST TWENTY TWO QUARTERS                                          56
FIGURE 44 - DEAL MULTIPLES                                                              57
FIGURE 45 - 2000 ILLINOIS THRIFT DEALS                                                  57
FIGURE 46 - INTEREST RATE RISK GUIDELINES FOR OTS THRIFTS                               61
FIGURE 47 - INDUSTRY MULTIPLES BY MARKET CAPITALIZATION                                 62
FIGURE 48 - ILLINOIS RELATIVE TO THE INDUSTRY                                           63
FIGURE 49 - STANDARD CONVERSION PRO FORMA PRICING MULTIPLES                             65
FIGURE 50 - COMPARISON TO OTHER CONVERSIONS IN PROCESS                                  66

FIGURE 51 - VALUE RANGE - FULL OFFERING                                                 69
FIGURE 52 - VALUE RANGE PRICING MULTIPLES                                               70
FIGURE 53 - COMPARABLE PRICING MULTIPLES TO THE BANK'S PRO FORMA MIDPOINT               70

                               List of Exhibits
                         Chesterfield Financial Corp.
                               Chicago, Illinois


Exhibit
-------

       1.   Profile of FinPro, Inc.
       2.   Statements of Financial Condition
       3.   Statements of Income
       4.   Statements of Retained Earnings
       5.   Statements of Cash Flows
       6.   Selected Financial Data
       7.   Industry Multiples
       8.   Standard Conversions 1998 to Date
       9.   Appraisal Pro Forma October 31, 2000 - Full Offering 12 Months
       10.  Appraisal Pro Forma October 31, 2000 - Full Offering 4 Months
       11.  Appraisal Pro Forma, June 30, 2000 Full Offering 12 Months
       12.  Industry Multiples by Size

Conversion Valuation Appraisal Report                                Page: 1 - 1
================================================================================


Introduction

This report represents FinPro, Inc.'s ("FinPro") independent appraisal of the estimated pro forma market value of the common stock (the "Common Stock") of Chesterfield Financial Corp (the "Company") in connection with the Plan of Conversion (the "Conversion") of Chesterfield Federal Savings and Loan Association of Chicago, (the "Bank" or "Chesterfield Federal") from a federally chartered mutual savings association to a federally chartered stock savings bank. As part of the Conversion, the Bank will become a wholly-owned subsidiary of Chesterfield Financial Corp.

The Conversion will be a full conversion, without a foundation, and entail an 8% Employee Stock Ownership Plan ("ESOP") amortized over 15 years, a 4% Management Recognition Plan ("MRP") amortized over 5 years, fixed conversion related expenses of $713,000 plus marketing fees of 1.6%, capped at the midpoint, and an investment rate of 6.11% (the 1 year Treasury rate at October 31, 2000) tax adjusted 38% to 3.79%.

It is our understanding that the Company will offer its stock in a subscription and community offering to Eligible Account Holders, to the tax qualified Employee Plans, to Supplemental Eligible Account Holders, and to Other Members. This appraisal has been prepared in accordance with Regulation 563b.7 and with the "Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization" of the Office of Thrift Supervision ("OTS") which have been adopted in practice by the Federal Deposit Insurance Corporation ("FDIC"), including the most recent revisions as of October 21, 1994, and applicable regulatory interpretations thereof.

In the course of preparing our report, we reviewed the financial statements of the Bank's operations for the four months ended October 31, 2000, and the Bank's operations and financials for the prior years ended June 30, 2000 and June 30, 1999. We also reviewed the Bank's Application for Approval of Conversion including the Proxy Statement and the Company's Form S-1 registration statement as filed with the Securities and Exchange Commission ("SEC"). We have conducted due diligence analysis of the Bank and the Company (hereinafter, collectively referred to as "the Bank") and held due diligence related discussions with the Bank's management and board, Crowe, Chizek and Company, LLP (the Bank's independent auditor), Trident Securities, Inc. (the Bank's underwriter), and Luse Lehman Gorman Pomerenk & Schick, P.C. (the Bank's special counsel). The valuation parameters set forth in the appraisal were predicated on these discussions but all conclusions related to the valuation were reached and made independent of such discussions.

Conversion Valuation Appraisal Report                                Page: 1 - 2
================================================================================


Where appropriate, we considered information based upon other publicly available sources, which we believe to be reliable; however, we cannot guarantee the accuracy or completeness of such information. We visited the Bank's primary market area and reviewed the market area economic condition. We also reviewed the competitive environment in which the Bank operates and its relative strengths and weaknesses. We compared the Bank's performance with selected publicly traded thrift institutions. We reviewed conditions in the securities markets in general and in the market for savings institutions in particular. Our analysis included a review of the estimated effects of the Conversion of the Bank on the operations and expected financial performance as they related to the Bank's estimated pro forma value.

In preparing our valuation, we relied upon and assumed the accuracy and completeness of financial and other information provided to us by the Bank and its independent accountants. We did not independently verify the financial statements and other information provided by the Bank and its independent accountants, nor did we independently value any of the Bank's assets or liabilities. This estimated valuation considers the Bank only as a going concern and should not be considered as an indication of its liquidation value.

Our valuation is not intended, and must not be construed, to be a recommendation of any kind as the advisability of purchasing shares of Common Stock in the stock issuance. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of Common Stock in the stock issuance will thereafter be able to sell such shares at prices related to the foregoing valuation of the pro forma market value thereof. FinPro is not a seller of securities within the meaning of any federal or state securities laws and any report prepared by FinPro shall not be used as an offer or solicitation with respect to the purchase or sale of any securities.

The estimated valuation herein will be updated as appropriate. These updates will consider, among other factors, any developments or changes in the Bank's financial condition, operating performance, management policies and procedures and current conditions in the securities market for thrift institution common stock. Should any such developments or changes, in our opinion, be material to the estimated pro forma market value of the Bank, appropriate adjustments to the estimated pro forma market value will be made. The reasons for any such adjustments will be explained at that time.

Conversion Valuation Appraisal Report                                Page: 1 - 3
================================================================================


1. Overview and Financial Analysis

 ----------------------------------
         General Overview
 ----------------------------------

The Bank, after the Conversion, will be a federally chartered stock savings bank. As of October 31, 2000, the Bank had $298.8 million in total assets, $255.8 million in deposits, $154.8 million in net loans and $36.1 million in equity.

The following table shows the Bank's facilities as of October 31, 2000.

                      Figure 1 - Current Facilities List


                                          Original
                                            Year                          Date of
                                          Leased or      Leased or         Lease
          Building/Office Location        Acquired         Owned         Expiration
        --------------------------------------------------------------------------------
          Main Office - Chicago                           Owned

          Branch Office - Chicago                         Owned

          Branch Office - Palos Hills      1976          Leased           10/14/06

          Branch Office - Frankfort                       Owned

Conversion Valuation Appraisal Report                                Page: 1 - 4
================================================================================


  ------------------------
          History
  ------------------------

Founded in 1924, Chesterfield Federal Savings and Loan Association of Chicago is a customer oriented, federally chartered savings association, which operates from a main office in Chicago, Illinois and has three branch offices. The bank, through its wholly owned subsidiary Chesterfield Insurance Services, L.L.C., offers property and casualty insurance. The Bank emphasizes personal service for our customers, and believes that its ability to make prompt responses to customer needs and inquiries is an important element in attracting business.

  ------------------------
    Strategic Direction
  ------------------------

The net proceeds available to Chesterfield Federal will be used for general corporate purposes, including increased lending activities. On a short term basis, Chesterfield Federal may purchase investment and mortgage-backed securities. The net proceeds received by Chesterfield Federal will further strengthen Chesterfield Federal's capital position, which already exceeds regulatory requirements. After the conversion Chesterfield Federal's tangible capital ratio will be 14.98%, based upon the midpoint of the offering range. As a result, Chesterfield Federal will continue to be a well-capitalized institution.

Initially, the Company will use the remaining net proceeds retained by them to invest in U.S. Government and federal agency securities of various maturities, deposits in either the FHLB of Chicago or other financial institution, mortgage-backed securities issued by the U.S. Government agencies and government-sponsored enterprises, or a combination of these items. Depending on market conditions or business opportunities available to them and Chesterfield Federal, the net proceeds may be ultimately used to :

     . support Chesterfield Federal's lending activities

     . support the future expansion of operations through the establishment or acquisition of branch offices or other customer facilities or financial institutions, although no such transactions are specifically being considered at this time

     . pay regular or special cash dividends, repurchase common stock or pay returns of capital

Conversion Valuation Appraisal Report                                Page: 1 - 5
================================================================================


Chesterfield Federal's current business strategy is to operate as a well-capitalized, profitable, community-oriented savings and loan dedicated to providing quality customer service. Generally, Chesterfield Federal has sought to implement this strategy by emphasizing deposits as its primary source of funds and maintaining a substantial portion of its assets in local residential first mortgage loans. Specifically, Chesterfield Federal's business strategy incorporates the following elements: (1) Emphasizing one- to four-family residential real estate lending; (2) Managing interest rate risk by emphasizing shorter-term loans and maintaining high levels of liquidity; (3) Conducting its business as a community-oriented institution; (4) Maintaining asset quality and capital strength; and (5) Increasing non-interest income. The Bank does not intend to change its business strategy materially after the conversion.

Conversion Valuation Appraisal Report                                Page: 1 - 6
================================================================================


  ------------------------
    Balance Sheet Trends
  ------------------------

The Bank's balance sheet increased by $4.1 million, or 1.38%, from $295 million at June 30, 1996 to $298.8 million at October 31, 2000.

Equity has increased $8.0 million from $28.1 million at June 30, 1996 to $36.1 million at October 31, 2000. The equity to assets ratio is currently 12.07%.

                 Figure 2 - Asset and Retained Earnings Chart

         $294,791  $296,735   $295,506   $304,107  $305,480   $298,849
          Jun-96    Jun-97     Jun-98     Jun-99    Jun-00     Oct-00

-----------
 *  Assets
 ** Equity
-----------

Source: Offering Prospectus

Conversion Valuation Appraisal Report                               Page: 1 - 7
================================================================================


The following tables set forth certain information concerning the financial position of the Bank along with selected ratios at the dates indicated.

                       Figure 3 - Key Balance Sheet Data

-------------------------------------------------------------------------------------------------------------------

                                           October 31,                              June 30,
                                     ------------------------------------------------------------------------------
                                        2000         1999       2000        1999      1998        1997       1996
-------------------------------------------------------------------------------------------------------------------
Selected Financial Condition Data:                                   (In Thousands)
                                     ------------------------------------------------------------------------------
   Total assets                      $   298,849 $  302,973 $  305,480 $  304,107 $  295,506 $  296,735 $  294,791

   Loans receivable, net                 154,772    160,001    157,276    156,917    146,941    133,263    138,255

   Interest bearing deposits              47,773     65,134     59,933     77,673     88,078     73,979     44,669

   Securities                             82,997     59,452     73,687     56,571     46,316     77,780     98,295

   Intangible assets                         537        720        612        738        217          -          -

   Deposits                              255,820    259,709    263,350    259,131    257,686    256,270    259,582

   Retained income                        36,062     33,581     35,155     32,822     31,164     29,172     28,066
-------------------------------------------------------------------------------------------------------------------

Source: Offering Prospectus

                              Figure 4 - Key Ratios

---------------------------------------------------------------------------------------------------------------------------------
                                                         Four Months

Selected Financial Ratios and Other Data:              Ended October 31,             At or For the Year Ended June 30,
                                                     ----------------------------------------------------------------------------
                                                        2000       1999      2000       1999      1998       1997       1996
                                                     ----------------------------------------------------------------------------
Performance Ratios:

Return on average assets                                     0.90%    0.76%     0.77%      0.56%     0.68%      0.38%      0.67%

Return on retained earnings                                  7.61%    6.83%     6.86%      5.17%     6.57%      3.92%      7.21%

Interest rate spread                                         2.71%    2.48%     2.56%      2.41%     2.50%      2.40%      2.47%

Net interest margin                                          3.20%    2.93%     3.01%      2.85%     2.95%      2.82%      2.84%

Ratio of non-interest expense to average total assets        2.43%    2.31%     2.38%      2.36%     2.10%      2.52%      1.99%

Ratio of average interest-earning assets to
average interest-bearing liabilities                       112.70%  112.40%   112.30%    111.80%   111.30%    110.30%    108.80%

Efficiency ratio                                            63.60%   65.90%    65.90%     72.00%    64.90%     80.60%     63.70%


Asset Quality Ratios:

Non-performing loans to total loans at end of period         0.00%    0.09%     0.01%      0.06%     0.18%      0.02%      0.05%

Non-performing assets to total assets at end of period       0.00%    0.05%     0.00%      0.03%     0.09%      0.01%      0.02%

Allowance for loan losses to non-performing loans          509.33x    9.99x   116.00x     15.91x     4.84x     37.48x     15.67x

Allowance for loan losses to loans receviable, net           0.99%    0.92%     0.96%      0.91%     0.87%      0.82%      0.73%


Capital Ratios:

Rretained earnings to total assets at end of period         12.07%   11.08%    11.51%     10.79%    10.55%      9.83%      9.52%

Average retained earnings to average assets                 11.82%   11.04%    11.21%     10.77%    10.38%      9.59%      9.35%


Other Data:

Number of branch offices                                        4        4         4          4         4          4          4

Number of loans                                             3,349    3,579     3,452      3,613     3,829      3,921      4,102

Number of deposit accounts                                 21,682   22,133    22,002     22,355    22,631     22,954     23,967
---------------------------------------------------------------------------------------------------------------------------------

Source: Offering Prospectus

Conversion Valuation Appraisal Report                               Page: 1 - 8
================================================================================


  --------------------------------
          Loan Portfolio
  --------------------------------

The Bank's loan portfolio has increased by $16.5 million from June 30, 1996 to October 31, 2000, and as a percent of assets, the loan portfolio has increased from 46.90% to 51.79% at October 31, 2000.

                     Figure 5 - Net Loans Receivable Chart

     $138,255    $133,263    $146,941    $156,917    $157,276    $154,772
      Jun-96      Jun-97      Jun-98      Jun-99      Jun-00      Oct-00

[GRAPHIC]  Loans receivable, net

[GRAPHIC]  Net loans to assets
Source: Offering Prospectus

Conversion Valuation Appraisal Report                               Page: 1 - 9
================================================================================


The Bank is primarily a 1-4 family residential lender.

               Figure 6 - Loan Mix as of October 31, 2000 Chart

 1-4 Family  Multi-Family and  Loans on Deposit  Home Equity Loans  Auto Loans
  Mortgage   other real estate
                   loans
    87.6%          3.5%             0.8%             6.8%              1.3%

Source: Offering Prospectus

Conversion Valuation Appraisal Report                              Page: 1 - 10
================================================================================

The Bank's loan mix remains primarily real estate-oriented in its composition. Real estate loans decreased marginally, as a percent of total loans, from June 30, 1996 to October 31, 2000, while consumer loans increased during the same time period.

                               Figure 7 - Loan Mix

------------------------------------------------------------------------------------------------------------------------------------
                  October 31,                                                 June 30,
                --------------------------------------------------------------------------------------------------------------------
                      2000                2000               1999               1998               1997                1996
                --------------------------------------------------------------------------------------------------------------------
                         Percent of         Percent of          Percent of         Percent of         Percent of          Percent of
                 Amount     Total    Amount   Total     Amount    Total     Amount   Total     Amount   Total     Amount    Total
                --------------------------------------------------------------------------------------------------------------------
                                                               (In Thousands)
                --------------------------------------------------------------------------------------------------------------------
Real Estate
Loans:
One- to
four-family     $ 137,396   87.60%  $ 140,120  87.70%  $ 140,351   87.50%  $ 127,428   84.40%  $ 111,926   82.20%  $ 116,008  82.10%
Home-equity        10,720    6.80%     11,002   6.90%     11,413    7.10%     14,114    9.40%     15,310   11.20%     16,215  11.50%
Multi-family
and other           5,476    3.50%      5,693   3.50%      6,058    3.80%      6,362    4.20%      5,993    4.50%      6,317   4.50%
                --------------------------------------------------------------------------------------------------------------------
Total real
estate loans      153,592   97.90%    156,815  98.10%    157,822   98.40%    147,904   98.00%    133,229   97.90%    138,540  98.10%
                --------------------------------------------------------------------------------------------------------------------

Other Loans:
Consumer
Loans:
Loans on
deposits            1,231    0.80%      1,161   0.70%      1,038    0.60%      1,146    0.80%      1,050    0.80%        979   0.70%
Automobile,
stock secured,
second
mortgages and
other               2,075    1.30%      1,842   1.20%      1,574    1.00%      1,839    1.20%      1,831    1.30%      1,708   1.20%
                --------------------------------------------------------------------------------------------------------------------
Total
consumer loans      3,306    2.10%      3,003   1.90%      2,612    1.60%      2,985    2.00%      2,881    2.10%      2,687   1.90%

                --------------------------------------------------------------------------------------------------------------------
Total loans       156,898  100.00%    159,818 100.00%    160,434  100.00%    150,889  100.00%    136,110  100.00%    141,227 100.00%
                           ======             ======              ======              ======              ======             ======

Less:
Loans in
process                78                 480              1,422               1,911                 952               1,120
Deferred fees         520                 554                663                 754                 808                 849
Allowance for
losses              1,528               1,508              1,432               1,283               1,087               1,003
                ---------           ---------          ---------           ---------           ---------           ---------
Total loans
receivable,
net             $ 154,772           $ 157,276          $ 156,917           $ 146,941           $ 133,263           $ 138,255
                =========           =========          =========           =========           =========           =========
------------------------------------------------------------------------------------------------------------------------------------

Source: Offering Prospectus

Conversion Valuation Appraisal Report                              Page: 1 - 11
================================================================================


     ----------------------
          Investments
     ----------------------

The Bank increased its mortgage-backed security and investment portfolio from $48.2 million at June 30, 1998, to $84.7 million at October 31, 2000.

                           Figure 8 - Securities Chart

     **   $48,247             $58,111             $75,297             $84,667
     *    $ 9,857             $ 6,075             $ 3,196             $ 7,507
     **   $38,390             $52,036             $72,101             $77,160
          Jun-98              Jun-99              Jun-00              Oct-00

--------------------------------
  *  Mortgage-Backed Securities
 **  Investment Securities
--------------------------------

Source: Offering Prospectus

Conversion Valuation Appraisal Report                              Page: 1 - 12
================================================================================


     ---------------------------------------------------
         Investments and Mortgage-Backed Securities
     ---------------------------------------------------

The Bank currently invests in mortgage-backed, United States Government, federal agency securities, federal funds sold and interest bearing deposits with banks. The following table illustrates the Bank's investment portfolio.

                           Figure 9 - Investment Mix

------------------------------------------------------------------------------------------------------------------------------------
                                                     October 31,                                June 30,
                                               -------------------------------------------------------------------------------------
                                                        2000                2000                  1999                  1998
                                               -------------------------------------------------------------------------------------
                                                    Book     % of      Book     % of         Book      % of        Book      % of
                                                    Value    Total     Value    Total        Value     Total       Value     Total
------------------------------------------------------------------------------------------------------------------------------------
                                                                          (In Thousands)
                                               -------------------------------------------------------------------------------------
Investment securities held for investment:

U.S. government securities                     $        -       0.0%  $        -    0.0%    $        -     0.0%   $   5,000    10.5%

Federal agency obligations - FHLB                  75,000      88.6       70,000   93.0         50,000    86.0       20,000    62.8
Mortgage-backed securities FHLMC                    7,507       8.9        3,196    4.2          6,075    10.5        9,857    20.6

Collateralized mortgage obligations                     -         -            -      -              -       -          959     2.0

Tax increment allocation note                         490       0.6          490    0.7            496     0.8          500     1.0

FHLB stock                                          1,670       1.9        1,610    2.1          1,540     2.7        1,462     3.1
                                               -------------------------------------------------------------------------------------
Total investment securities and FHLB stock     $   84,667     100.0%  $   75,296  100.0%    $   58,111   100.0%   $  32,778   100.0%
                                               =====================================================================================

Other interest-earning assets:

Interest-bearing deposits with banks           $   47,773      96.3%  $   59,932   95.7%    $   77,673    96.5%   $  88,078    95.7%
Federal funds sold                                  1,800       3.7        2,700    4.3          2,800     3.5        4,000     4.3
                                               -------------------------------------------------------------------------------------
Total                                          $   49,573     100.0%  $   62,632  100.0%    $   80,473   100.0%   $  92,078   100.0%
                                               =====================================================================================
------------------------------------------------------------------------------------------------------------------------------------

Source: Offering Prospectus

 Conversion Valuation Appraisal Report                             Page: 1 - 13
================================================================================


   ---------------------------
          Asset Quality
   ---------------------------

The Bank's level of nonperforming loans has decreased from a peak of $265 thousand at June 30, 1998 to $3 thousand at October 31, 2000. The nonperforming assets as a percentage of total assets ratio is currently immaterial.

                        Figure 10 - Asset Quality Chart

             $64       $29       $265      $90       $13       $3
           Jun-96    Jun-97     Jun-98   Jun-99    Jun-00    Oct-00

Source: Offering Prospectus

 Conversion Valuation Appraisal Report                             Page: 1 - 14
================================================================================

At October 31, 2000, the Bank's non-performing loans to loan ratio and the non-performing assets to total assets ratio were immaterial.

                       Figure 11 - Non-Performing Loans

        ----------------------------------------------------------------------------
                                                                At October 31, 2000
                                                                  ($ in thousands)
         ----------------------------------------------------------------------------
          Non-performing loans                                                  $  3
          Real estate owned and other NPA                                          -
         ----------------------------------------------------------------------------
             Total non-performing assets                                        $  3

          Non-performing loans as a percentage of loans                         0.00%
          Non-performing assets as a percentage of assets                       0.00%

         ----------------------------------------------------------------------------

Source: Offering Prospectus

 Conversion Valuation Appraisal Report                             Page: 1 - 15
================================================================================


The ALLL has increased from $1.0 million at June 30, 1996 to $1.5 million at October 31, 2000. The Bank's ALLL to loans ratio was 0.99% at October 31, 2000.

        Figure 12 - Allowance for Possible Loan and Lease Losses Chart

           $1,003    $1,087    $1,283    $1,432    $1,508    $1,528
           Jun-96    Jun-97    Jun-98    Jun-99    Jun-00    Oct-00

Source: Offering Prospectus

 Conversion Valuation Appraisal Report                             Page: 1 - 16
================================================================================


   ------------------------------
         Funding Composition
   ------------------------------

Overall, deposits have decreased from $260.0 million at June 30, 1996 to $255.8 million at October 31, 2000. The Bank had no outstanding borrowings at October 31, 2000.

                 Figure 13 - Deposit and Borrowing Trend Chart

    $259,582    $256,270     $257,686    $259,131     $263,350     $255,820
     Jun-96      Jun-97       Jun-98      Jun-99       Jun-00       Oct-00


Source: Offering Prospectus

 Conversion Valuation Appraisal Report                             Page: 1 - 17
================================================================================

The Bank's deposit mix as of October 31, 2000 is presented below.

                            Figure 14 - Deposit Mix

Time Deposits 66.57%

Money Market Accounts 3.49%

NOW Accounts 8.71%

Passbook Savings 21.24%


Source: Offering Prospectus

Conversion Valuation Appraisal Report                              Page: 1 - 18
================================================================================


     ----------------------------------
         Asset/liability Management
     ----------------------------------

The following chart depicts the Bank's Net Portfolio Value ("NPV") at September 30, 2000 under all rate shocks. The NPV is well above the 4% capital requirement for all rate shocks.

                        Figure 15 - Net Portfolio Value

    -------------------------------------------------------------------------
     Basis Point
        Change      Estimated Net Portfolio Value    NPV as % of PV of Assets
                   ----------------------------------------------------------
       in Rates    $ Amount   $ Change   % Change    NPV Ratio  BP Change
    -------------------------------------------------------------------------
                     (Dollars in Thousands)
             +300  $ 32,194   $ (8,651)       -21%       10.92%    -244bp
             +200    35,053     (5,792)       -14%       11.75%     -61bp
             +100    38,017     (2,828)        -7%       12.58%     -78bp
             0.00    40,845                              13.36%
             -100    42,859      2,014          5%       13.89%     +53bp
             -200    44,021      3,176          8%       14.17%     +81bp
             -300    45,033      4,188         10%       14.41%    +105bp
    -------------------------------------------------------------------------
Source: Offering Prospectus

Based on the OTS grid of interest rate risk, as of September 30, 2000, the Bank has minimum risk as defined by the matrix. The actual matrix is shown in Figure 46 of this document.

Conversion Valuation Appraisal Report                              Page: 1 - 19
================================================================================


     -------------------------------
           Net Worth and Capital
     -------------------------------

At October 31, 2000, the Bank had capital in excess of the minimum requirements for all capital ratios.

                          Figure 16 - Capital Analysis

        ---------------------------------------------------------------
                                            Actual at October 31, 2000
                                           ----------------------------
        Regulatory Capital Position                       Percentage of

                                              Amount          Assets
        ---------------------------------------------------------------

        GAAP Capital                       $  35,155           12.07%


        Tier 1 (Core) Capital

        Capital Level                      $  35,162           11.79%

        Requirement                           11,934            4.00%
                                           ----------------------------
        Excess                             $  23,228            7.79%
                                           ============================

        Total Risk-Based Capital:

        Capital Level                      $  36,617           29.40%

        Requirement                            9,966            8.00%
                                           ----------------------------
        Excess                             $  26,651           21.40%
                                           ============================
        ---------------------------------------------------------------

Source: Offering Prospectus

Conversion Valuation Appraisal Report                              Page: 1 - 20
================================================================================


       ------------------------------
          Income and Expense Trends
       ------------------------------

The Bank had annualized net income of $2.7 million for the four months ended October 31, 2000, up $730 thousand from the twelve months ended June 30, 1998.

                         Figure 17 - Net Income Chart


                             [GRAPH APPEARS HERE]


                       Month and Year        Net Income
                       Jun - 96              $    1,953
                       Jun - 97              $    1,106
                       Jun - 98              $    1,991
                       Jun - 99              $    1,658
                       Jun - 00              $    2,333
                       Oct - 00              $    2,721

Source: Offering Prospectus
Note: The $2.7 million in net income for October 31, 2000 is four months, annualized.

Conversion Valuation Appraisal Report                           Page: 1 - 21
================================================================================



The interest rate margin, though dipping in 1999, has trended upward to its current 3.20% for the four months ended October 31, 2000. This is due to the increase in the relationship of interest earning assets to interest bearing liabilities and to the growth in yield on interest bearing deposit assets.

                     Figure 18 - Average Yields and Costs

---------------------------------------------------------------------------------------------------------------------------------
                              At October 31,                                         Four Months Ended October 31,
----------------------------------------------------------------------------------------------------------------------------------
                                  2000                                   2000                                1999
----------------------------------------------------------------------------------------------------------------------------------
                                                             Average                            Average
                                   Actual       Average    Outstanding             Average    Outstanding              Average
                                   Balance    Yield/Cost     Balance     Interest  Yield/Cost   Balance      Interest  Yield/Cost
-----------------------------------------------------------------------------------------------------------------------------------
                                                                         (Dollars in Thousands)
-----------------------------------------------------------------------------------------------------------------------------------
     Interest earnings assets:
     Loans receivable             $ 154,772       7.41%     $ 155,645   $   3,962      7.64%   $    159,056   $  3,954      7.46%
     Securities                      82,997       6.07%        80,739       1,580      5.87%         56,156      1,019      5.44%
     Interest bearing deposits       47,773       6.56%        52,160       1,204      6.92%         72,419      1,281      5.31%
     Other                            3,470       7.19%         3,871         110      8.53%          4,490         92      6.15%
                                 -----------------------------------------------------------------------------------------------
       Total interest-earning
        assets                    $ 289,012       6.88%     $ 292,415   $   6,856      7.03%   $    292,121   $  6,346      6.52%
                                 ===============================================================================================

     Interest bearing
     liabilities:
     Passbook savings             $  54,332       2.53%     $  55,152         454      2.47%   $     57,546        478      2.49%
     NOW accounts                    22,272       1.77%        23,131         153      1.98%         22,342        145      1.95%
     Money market accounts            8,926       3.04%         9,464          95      3.01%         10,098         93      2.76%
     Time deposits                  170,290       5.41%       171,684       3,038      5.31%        169,964      2,781      4.91%
                                 -----------------------------------------------------------------------------------------------
       Total interest-bearing
        liabilities               $ 255,820       4.40%     $ 259,431       3,740      4.32%   $    259,950      3,497      4.04%
                                                                        ---------                             --------
     Net interest income                                                $   3,116                             $  2,849
     Net interest rate                                                  =========      2.71%                  ========      2.48%
      spread                     --------------------------------------                        ------------
     Net earnings assets          $  33,192       2.48%     $  32,984                          $     32,171
                                 ======================================                        ============
     Net yield on average                                                              3.20%                                2.93%
     interest-earning assets
     Average interest-earning assets
     to average interest-
     bearing liabiliities             113.0x                                112.7x                               112.4x

------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                                          Years Ended June 30,
                                 ---------------------------------------------------------------------------------------------------
                                               2000                              1999                             1998
                                 ---------------------------------------------------------------------------------------------------
                                   Average                          Average                         Average
                                 Outstanding             Average   Outstanding           Average   Outstanding            Average
                                   Balance    Interest Yield/Cost   Balance    Interest Yield/Cost  Balance    Interest  Yield/Cost
                                 ---------------------------------------------------------------------------------------------------
                                                                       (Dollars in Thousands)
                                 ---------------------------------------------------------------------------------------------------
Interest earnings assets:
Loans receivable                   $ 158,522   $ 11,917   7.52%     $ 150,422  $ 11,609      7.72%     $138,319    $11,161   8.07%
Securities                            62,247      3,512   5.64%        39,724     2,438      6.14%       66,212      5,298   8.00%
Interest bearing deposits             67,670      3,796   5.61%        92,891     4,478      4.82%       74,339      2,897   3.90%
Other                                  4,918        338   6.87%         5,141       323      6.28%        4,393        289   6.58%
                                 ------------------------------------------------------------------------------------------------
  Total interest-earning assets    $ 293,357   $ 19,563   6.67%     $ 288,178  $ 18,848      6.54%     $283,263    $19,645   6.94%
                                 ================================================================================================

Interest bearing liabilities:
Passbook savings                      57,270   $  1,407   2.46%     $  57,883     1,553      2.68%     $ 57,255      1,704   2.89%
NOW accounts                          22,300        435   1.95%        20,995       441      2.10%       19,117        445   2.83%
Money market accounts                 10,083        281   2.79%        10,868       301      2.77%       11,104        354   3.19%
Time deposits                        171,545      8,623   5.03%       168,031     8,351      4.97%      167,052      8,787   5.26%
                                 ------------------------------------------------------------------------------------------------
  Total interest-bearing
  liabilities                      $ 261,198   $ 10,746   4.11%     $ 257,777    10,646      4.13%     $254,528     11,290   4.44%
                                               --------                          ------                            -------
Net interest income                            $  8,817                        $  8,202                            $ 8,355
                                               ========                        ========                            =======
Net interest rate spread                                  2.56%                              2.41%                           2.50%
                                 -----------                       ---------                          ---------
Net earnings assets                $  32,159                        $ 30,401                           $ 28,735
                                 ===========                       =========                          =========
Net yield on average interest-
 earning assets                                           3.01%                              2.85%                           2.95%
Average interest-earning
 assets to average interest-
bearing liabilities                    112.3x                                     111.8x                             111.3x

------------------------------------------------------------------------------------------------------------------------------------

Source: Offering Prospectus

Conversion Valuation Appraisal Report                               Page: 1 - 22
================================================================================


The following chart illustrates that the Bank's spread and margin have trended upwards.

                      Figure 19 - Spread and Margin Chart

                       Spread        Margin
                       ------        ------
   June 1996            2.47%         2.84%
   June 1997            2.40%         2.82%
   June 1998            2.50%         2.95%
   June 1999            2.41%         2.85%
   June 2000            2.56%         3.01%
October 2000            2.71%         3.20%


Source: Offering Prospectus

Conversion Valuation Appraisal Report                               Page: 1 - 23
================================================================================

The Bank had actual net income of $907 thousand for the four months ended October 31, 2000, compared with $760 thousand for the same period in 1999.


                      Figure 20 - Income Statement Trends

----------------------------------------------------------------------------------------------------------------------
                                                   Four Months
                                                Ended October 31,               Years Ended June 30,
                                            --------------------------------------------------------------------------
                                             2000      1999      2000        1999       1998      1997       1996
----------------------------------------------------------------------------------------------------------------------
Selected Operations Data:                                                (In Thousands)
                                            --------------------------------------------------------------------------
   Total interest income                    $  6,856  $  6,346  $  19,563   $ 18,848   $  19,645 $   19,778 $   19,630

   Total interest expense                      3,740     3,497     10,746     10,646      11,290     11,716     11,710
                                            --------------------------------------------------------------------------
     Net interest income                       3,116     2,849      8,817      8,202       8,355      8,062      7,920

   Provision for loan losses                      26        40         83        150         202         84        252
                                            --------------------------------------------------------------------------
   Net interest income after provision         3,090     2,809      8,734      8,052       8,153      7,978      7,668
   for loan losses

   Total non-interest income                     740       694      2,140      1,531       1,064      1,150      1,131

   Total non-interest expense                  2,451     2,334      7,220      7,006       6,115      7,425      5,762
                                            --------------------------------------------------------------------------
   Income before taxes                         1,379     1,169      3,654      2,577       3,102      1,703      3,037

   Income tax provision                          472       409      1,321        919       1,111        597      1,084
                                            --------------------------------------------------------------------------
   Net income                               $    907  $    760  $   2,333   $  1,658   $   1,991 $    1,106 $    1,953
                                            ==========================================================================
----------------------------------------------------------------------------------------------------------------------

Source: Offering Prospectus

Conversion Valuation Appraisal Report                              Page: 1 - 24
================================================================================

The ROAA, consistent with net income, was deflated in 1997.

                     Figure 21 - Profitability Trend Chart

          Jun-96    Jun-97    Jun-98    Jun-99    Jun-00    Oct-00

          $ 1,953   $1,106    $1,991    $1,658    $2,333    $2,721

*  Net Income
** ROAA

Source: Offering Prospectus

Note: October 31, 2000 net income is the four-month net income of $907 thousand, annualized.

 Conversion Valuation Appraisal Report                             Page: 1 - 25
================================================================================


  ------------------------------------
          Legal Proceedings
  ------------------------------------


Chesterfield Federal is involved, from time to time, as plaintiff or defendant in various legal actions arising in the normal course of its businesses. At October 31, 2000, Chesterfield Federal was not involved in any material legal proceedings.


  ------------------------------------
          Subsidiaries
  ------------------------------------


Chesterfield Insurance Services, LLC, is a wholly owned subsidiary of Chesterfield Federal, offering property and casualty insurance on an agency basis for third-party providers. The Bank has expanded the size of Chesterfield Insurance in recent years by acquiring one insurance agency during the fiscal year ended June 30, 1998 and three insurance agencies during the fiscal year ended June 30, 1999. During the four months ended October 31, 2000 and the fiscal years ended June 30, 2000 and 1999, Chesterfield Insurance earned $601,000, $1.7 million and $1.1 million, respectively, in insurance commissions.

 Conversion Valuation Appraisal Report                             Page: 1 - 26
================================================================================



2.  Market Area Analysis


  ------------------------------------
         Market Area Demographics
  ------------------------------------

The following tables summarize the demographics for the Bank's markets. The analysis defines the Bank's markets as a 2.25 mile radius around the Chicago branch, a 1.5 mile radius around the Palos Hills branch and a 3.0 mile radius around the Frankfort branch.

                      Figure 22 - Population Demographics

------------------------------------------------------------------------------------------------------------------------------------
                                          Chicago  Palos Hills  Frankfort  Cook County  Will County  MKT Total    Illinois    INDEX
------------------------------------------------------------------------------------------------------------------------------------
                                           POPULATION CHARACTERISTICS
LAND AREA (miles)                          15.79         7.02      28.07       945.68       837.26     50.875      5,593.30
POPULATION

  1990 CENSUS                            115,109       27,893     18,354    5,103,645      357,313    161,355    11,430,602
  1998 ESTIMATE                          109,764       29,644     27,436    5,072,707      450,056    166,845    11,931,186
  2003 PROJECTION                        105,416       30,026     32,233    4,980,329      503,268    167,674    12,095,831
  GROWTH 1990 TO 1998                      -4.64%        6.28%     49.49%       -0.61%       25.96%      3.40%         4.38%   0.78
  PROJECTED GROWTH 1998 TO 2003            -3.96%        1.29%     17.48%       -1.82%       11.82%      0.50%         1.38%   0.36
  POPULATION DENSITY 1998 (persons
  / sq mile)                             6,952.2      4,224.5      977.5      5,364.1        537.5    3,279.6         214.6   15.28
POPULATION BY SEX - 1998 EST             109,764       29,644     27,436    5,072,707      450,056    166,845    11,931,186
  MALE                                     47.03%       48.18%     49.40%       48.14%       49.74%     47.63%        48.62%   0.98
  FEMALE                                   52.97%       51.82%     50.60%       51.86%       50.26%     52.37%        51.38%   1.02
MARITAL STATUS (POP AGE 15+)              86,881       24,639     20,506    3,983,404      340,687    132,026     9,349,546
  PERSONS SINGLE                           50.97%       45.55%     33.75%       52.44%       39.28%     47.28%        45.63%   1.04
  PERSONS MARRIED                          49.03%       54.45%     66.25%       47.56%       60.72%     52.72%        54.37%   0.97
     FEMALES NEVER MARRIED                 14.93%       12.42%     10.45%       15.80%       11.24%     13.77%        12.94%   1.06
     FEMALES MARRIED                       24.54%       27.29%     33.08%       23.58%       30.28%     26.38%        27.04%   0.98
     FEMALES WIDOWED/DIVORCED/SEPARATED    14.35%       12.52%      7.47%       13.22%        9.21%     12.94%        12.04%   1.07
     MALES NEVER MARRIED                   16.12%       15.16%     12.52%       17.74%       14.31%     15.38%        15.33%   1.00
     MALES MARRIED                         24.49%       27.17%     33.17%       23.98%       30.45%     26.34%        27.33%   0.96
     MALES WIDOWED/DIVORCED/SEPARATED       5.57%        5.46%      3.31%        5.69%        4.51%      5.19%         5.31%   0.98
POPULATION BY AGE - 1998 EST             109,764       29,644     27,436    5,072,707      450,056    166,845    11,931,186
  UNDER 6 YEARS                             8.35%        6.54%      9.62%        8.73%        9.43%      8.24%         8.66%   0.95
  6 TO 17 YEARS                            16.66%       13.54%     20.48%       16.67%       19.53%     16.74%        17.09%   0.98
  15 TO 24 YEARS                            8.63%        8.17%      8.85%        8.78%        9.11%      8.58%         9.20%   0.93
  25 TO 34 YEARS                           13.70%       15.62%     13.15%       15.50%       13.73%     13.95%        14.46%   0.97
  35 TO 44 YEARS                           15.68%       16.14%     16.87%       16.16%       17.07%     15.96%        15.98%   1.00
  45 TO 54 YEARS                           12.76%       14.16%     15.08%       12.54%       13.45%     13.39%        12.76%   1.05
  55 TO 64 YEARS                            9.32%       10.68%      8.16%        8.63%        8.04%      9.37%         8.61%   1.09
  65 + YEARS                               14.91%       15.13%      7.78%       12.99%        9.63%     13.78%        13.25%   1.04
  MEDIAN AGE                                36.7         39.2       34.9         36.2         34.1       37.0          36.2    1.02
EDUCATION ATTAINMENT (POP AGE 25+)        72,845       21,266     16,749    3,338,933      278,726    110,860     7,761,019
  ELEMENTARY                                6.92%        8.32%      3.94%       11.21%        6.66%      6.73%         9.92%   0.68
  SOME HIGH SCHOOL                         13.06%       13.84%      7.05%       14.49%       12.48%     12.30%        13.03%   0.94
  HIGH SCHOOL GRADUATE                     28.93%       32.61%     32.83%       26.14%       33.19%     30.22%        29.86%   1.01
  SOME COLLEGE                             29.37%       28.69%     33.16%       24.45%       29.24%     29.81%        25.42%   1.17
  COLLEGE DEGREE                           21.73%       16.55%     23.02%       23.72%       18.43%     20.93%        21.77%   0.96
POPULATON BY RACE - 1998 EST             109,764       29,644     27,436    5,074,095      450,056    166,845    11,931,186
  WHITE                                    50.88%       90.13%     95.63%       50.29%       78.53%     65.21%        71.00%   0.92
  BLACK                                    44.33%        2.34%      0.42%       27.09%       11.84%     29.65%        15.33%   1.93
  INDIAN                                    0.11%        0.18%      0.22%        0.26%        0.21%      0.14%         0.22%   0.63
  ASIAN                                     0.54%        2.35%      1.19%        4.94%        1.84%      0.97%         3.32%   0.29
  HISPANIC                                  4.14%        5.01%      2.54%       17.42%        7.58%      4.03%        10.13%   0.40
POPULATON BY ANCESTRY - 1998 EST
  MEXICAN                                   3.37%        4.08%      1.78%       11.60%        6.26%      3.23%         6.98%   0.46
  CUBAN                                     0.07%        0.09%      0.09%        0.39%        0.08%      0.08%         0.22%   0.36
  PUERTO RICAN                              0.23%        0.16%      0.25%        3.17%        0.40%      0.22%         1.58%   0.14
  ENGLISH/SCOTTISH                          2.68%        3.57%      6.21%        3.40%        6.64%      3.42%         7.06%   0.48
  FRENCH                                    0.75%        1.50%      1.34%        0.86%        1.59%      0.98%         1.66%   0.59
  GERMAN                                   10.51%       17.84%     30.03%       12.93%       25.19%     15.02%        23.49%   0.64
  GREEK                                     0.68%        4.77%      0.65%        1.09%        0.68%      1.40%         0.70%   1.99
  IRISH                                    20.57%       16.57%     15.65%        8.46%       11.60%     19.05%         9.41%   2.02
  ITALIAN                                   3.60%       10.82%      7.25%        5.90%        6.87%      5.48%         4.87%   1.13
  POLISH                                    5.46%       17.65%     10.43%        9.58%        7.68%      8.44%         6.38%   1.32
  PORTUGESE                                 0.00%        0.05%      0.01%        0.03%        0.03%      0.01%         0.04%   0.28
  RUSSIAN                                   0.21%        0.39%      0.23%        1.54%        0.40%      0.25%         0.92%   0.27
  NORWEGIAN/SWEDISH                         1.81%        2.26%      3.98%        2.03%        3.06%      2.25%         3.02%   0.74

Source: Claritas

 Conversion Valuation Appraisal Report                                 Page 1-27
================================================================================


                    Figure 23 - Household Characteristics

-----------------------------------------------------------------------------------------------------------------------------------
                                         Chicago      Palos Hills Frankfort   Cook County   Will County MKT Total   Illinois  INDEX
------------------------------------------------------------------------------------------------------------------------------------
                                        HOUSEHOLD CHARACTERISTICS
HOUSEHOLDS
    1990 CENSUS                               38,804      10,815       5,685    1,878,932     116,933    55,304    4,202,240
    1998 ESTIMATE                             36,462      11,322       8,518    1,849,901     146,523    56,302    4,383,274
    2003 PROJECTION                           34,939      11,438      10,042    1,815,515     164,151    56,420    4,459,078
     GROWTH 1990 TO 1998                       -6.04%       4.69%      49.83%       -1.55%      25.31%     1.81%        4.31%   0.42
     PROJECTED GROWTH 1998 TO 2003             -4.18%       1.03%      17.89%       -1.86%      12.03%     0.21%        1.73%   0.12
HOUSEHOLD SIZE                                36,462      11,322       8,518    1,849,901     146,523    56,302    4,383,274
     HHs WITH 1 PERSON                         10.71%      13.61%       6.24%       15.47%       9.13%    10.59%       14.50%   0.73
     HHs WITH 2 PERSONS                        13.63%      17.02%      12.95%       15.63%      14.16%    14.18%       17.07%   0.83
     HHs WITH 3-4 PERSONS                      16.74%      16.71%      22.46%       16.62%      20.61%    17.60%       18.14%   0.97
     HHs WITH 5+ PERSONS                        8.98%       5.89%       9.21%        7.69%       8.67%     8.42%        6.76%   1.25
     AVG PERSONS PER HH 1990                    2.97        2.58        3.23%        2.72        3.06      2.92         2.72    1.07
     AVG PERSONS PER HH 1998 EST                3.01        2.62        3.22%        2.74        3.07      2.96         2.72    1.09
     AVG PERSONS HH 2003 PROJ                   3.02        2.63        3.21         2.74        3.07      2.97         2.71    1.10
      CHANGE 1990 TO 1997                       0.04        0.04       -0.01         0.03        0.02      0.05         0.00   24.62
HOUSEHOLDS BY TYPE-1998 EST
     FAMILY HOUSEHOLDS                         74.39%      68.18%      83.50%       65.33%      77.91%    74.52%       68.74%   1.08
     NON-FAMILY HOUSEHOLDS                     25.61%      31.82%      16.50%       34.67%      22.09%    25.48%       31.26%   0.82

     PERSONS IN GROUP QUARTERS                  1.09%       1.00%       0.97%        1.65%       1.94%     1.05%        2.38%   0.44
HOUSEHOLDS WITH CHILDREN                      36,462      11,322       8,518    1,849,901     146,523    56,302    4,383,274
     HOUSEHOLDS WITH CHILDREN                  37.14%      30,99%      50.73%       33.19%      45.11%    37.96%       35.39%   1.07
     HOUSEHOLDS WITHOUT CHILDREN               62.86%      69.01%      49.27%       66.81%      54.89%    62.04%       64.61%   0.96
HOUSEHOLDS BY INCOME-1998 EST                 36,462      11,322       8,518    1,849,901     146,523    56,302    4,383,274
     UNDER $15,000                             11.36%       9.27%       5.58%       16.57%      10.85%    10.06%       16.68%   0.60
     $15,000 TO $25,000                        10.98%       9.57%       6.18%       11.39%       9.09%     9.97%       12.59%   0.79
     $25,000 TO $35,000                        10.03%      11.98%       7.04%       11.11%      10.02%     9.97%       11.76%   0.85
     $35,000 TO $50,000                        15.23%      15.99%      14.15%       15.08%      14.67%    15.22%       15.67%   0.97
     $50,000 TO $75,000                        24.49%      25.58%      29.97%       20.19%      26.86%    25.54%       20.44%   1.25
     $75,000 TO $100,000                       14.67%      13.91%      15.75%       11.26%      14.63%    14.68%       10.48%   1.40
     $75,000 TO $150,000                        9.44%       9.84%      13.33%        8.58%       9.82%    10.11%        7.40%   1.37
     $150,000 TO $250,000                       3.10%       3.15%       5.84%        3.85%       3.10%     3.52%        3.30%   1.07
     $250,000 TO $500,000                       0.49%       0.53%       1.70%        1.26%       0.74%     0.68%        1.11%   0.61
     $500,000 OR MORE                           0.22%       0.18%       0.46%        0.70%       0.22%     0.25%        0.56%   0.44
       AVERAGE HOUSEHOLD INCOME-1990        $ 43,240    $ 42,064    $ 57,387   $   42,925    $ 45,902  $ 45,143   $   41,643    1.08
       AVERAGE HOUSEHOLD INCOME-1998 EST    $ 62,026    $ 61,804    $ 84,972   $   63,258    $ 63,614  $ 65,453   $   59,173    1.11
     GROWTH 1990 TO 1998                       43.45%      46.93%      48.07%       47.37%      38.59%    44.99%       42.10%   1.07
       AVERAGE HOUSEHOLD WEALTH-1998 EST     197,645    $171,701    $216,534   $  152,543    $171,767  $195,286   $  153,990    1.27
       AVERAGE HOUSEHOLD WEALTH-2003 PROJ   $222,577    $198,731     252,051   $  174,312    $198,269  $222,241   $  174,774    1.27
     PROJ GROWTH 1998 TO 2003                  12.61%      15.75%      16.40%       14.27%      15.43%    13.80%       13.50%   1.02
HOUSEHOLDS BY INCOME SOURCE
       AGGREGATE INCOME-1998 (IN MILLIONS)  $     93    $    154    $    182   $      137    $    138  $    119   $      135
         AGG HH INC: SELF-EMPLOYMENT            5.98%       5.71%       5.96%        6.44%       4.72%     5.91%        6.84%   0.86
         AGG HH INC: WAGES OR SALARY           81.14%      88.47%      90.15%       84.96%      90.54%    85.30%       85.04%   1.00
         AGG HH INC: INT/DIV/RENT/ROYALTY      12.88%       5.82%       3.88%        8.60%       4.73%     8.79%        8.11%   1.08
HOUSEHOLDS BY NUMBER OF VEHICLES              36,462      11,322       8,518    1,849,901     146,523    56,302    4,383,274    0.01
     NO VEHICLE                                12.12%       5.20%       1.83%       21.76%       5.25%     9.17%       13.23%   0.69
     1 VEHICLE                                 38,79%      36.96%      19.83%       38.53%      26.31%    35.56%       34.53%   1.03
     2 VEHICLES                                36,01%      39.61%      53.49%       29.48%      45.89%    39.38%       37.06%   1.06
     3+ VEHICLES                               13.08%      18.22%      24.85%       10.23%      22.55%    15.90%       15.18%   1.05

Source: Claritas

Conversion Valuation Appraisal Report                               Page: 1 - 28
================================================================================
        -----------------------
          Market Area Deposit
            Characteristics
        -----------------------

Due to the nature of the Bank's service area, the competition was defined as all branches within the radii defined in the Market Area Demographics section.

                       Figure 24 - Chicago Market Share

                   CHICAGO: Market Share by Institution Type

                                 Total       Mkt Share   $ Growth       % Growth      Avg Branch                Performance
Institution                       1999         1999     1995 - 1999    1995 - 1999       1999            Count     Ratio
---------------------------------------------------------------------------------------------------------------------------
Total                          $2,231,646     100.00%    $   7,245         0.33%      $   76,953           29     100.0%
===========================================================================================================================
Commercial Banks               $1,372,244      61.49%   ($   3,698)       -0.27%      $   98,017           14     127.4%
Savings Banks                  $   72,479       3.25%    $  17,001        30.64%      $   36,240            2      47.1%
Thrifts                        $  761,400      34.12%   ($   6,975)       -0.91%      $  108,771            7     141.3%
Credit Unions                  $   25,523       1.14%    $     917         3.73%      $    4,254            6       5.5%

                     CHICAGO: Market Share by Institution

                                 Total       Mkt Share   $ Growth       % Growth      Avg Branch                Performance
Institution                       1999         1999     1995 - 1999    1995 - 1999       1999            Count     Ratio
---------------------------------------------------------------------------------------------------------------------------
Total                          $2,231,646     100.00%    $   7,245         0.33%      $   76,953           29     100.0%
===========================================================================================================================
HARRIS T&SB                    $  102,405       4.59%    $ 102,405       100.00%      $   51,203            2      66.5%
OLD KENT BK                    $  625,580      28.03%   ($ 154,671)      -19.82%      $  625,580            1     812.9%
FIRST NB OF CHICAGO            $    4,156       0.19%    $   4,156         0.00%      $    4,156            1       5.4%
FIRST MIDWEST BK NA            $  108,577       4.87%   ($  93,348)      -46.23%      $  108,577            1     141.1%
AUSTIN BK OF CHICAGO           $   27,328       1.22%   ($   4,293)      -13.58%      $   27,328            1      35.5%
MARQUETTE NB                   $   62,614       2.81%    $  27,360        77.61%      $   31,307            2      40.7%
STANDARD B&TC                  $  174,404       7.82%    $  44,338        34.09%      $  174,404            1     226.6%
FOUNDERS BK                    $  102,580       4.60%   ($   3,232)       -3.05%      $  102,580            1     133.3%
SUBURBAN B&TC                  $   74,014       3.32%   ($  16,999)      -18.68%      $   74,014            1      96.2%
TCF NB IL                      $   90,586       4.06%    $  90,586         0.00%      $   30,195            3      39.2%
ST PAUL FEDERAL BK FOR SVGS    $  249,550      11.18%   ($  27,045)       -9.78%      $   83,183            3     108.1%
REGENCY SAVINGS BANK, A FSB    $   43,890       1.97%    $   5,616        14.67%      $   43,890            1      57.0%
LASALLE BANK, F.S.B            $  209,746       9.40%    $   7,126         3.52%      $  209,746            1     272.6%
CITIBANK, FSB                  $   76,365       3.42%    $   8,726        12.90%      $   76,365            1      99.2%
ADVANCE BK                     $   72,479       3.25%    $  17,001        30.64%      $   36,240            2      47.1%
CTA SOUTH FCU                  $      664       0.03%    $      96        16.90%      $      664            1       0.9%
SCHOOL DISTRICT 130 EMPL FCU   $    1,856       0.08%   ($     292)      -13.59%      $    1,856            1       2.4%
EVERGREEN PARK SCHOOLS FCU     $    5,704       0.26%    $   5,704         0.00%      $    5,704            1       7.4%
MORGAN PARK CU                 $      136       0.01%   ($      92)      -40.35%      $      136            1       0.2%
LITTLE CO OF MARY EMPL CU      $    4,226       0.19%   ($     558)      -11.66%      $    4,226            1       5.5%
CHICAGO POST OFFICE EMPL CU    $   12,937       0.58%   ($   3,941)      -23.35%      $   12,937            1      16.8%
CHESTERFIELD FS&LA             $  181,849       8.15%   ($   1,398)      -0.76%       $  181,849            1     236.3%

Source: Sheshunoff data, FinPro calculations.

  Conversion Valuation Appraisal Report                             Page: 1 - 29
================================================================================



                     Figure 25 - Palos Hills Market Share

                                 PALOS HILLS: Market Share by Institution Type
                                     Total         Mkt Share      $ Growth     % Growth    Avg Branch            Performance
   Institution                       1999            1999       1995 - 1999  1995 - 1999      1999      Count       Ratio
------------------------------------------------------------------------------------------------------------------------------
   Total                          $  544,952        100.00%      $ 211,910      63.63%      $ 54,495      10        100.0%
==============================================================================================================================
   Commercial Banks               $  389,658         71.50%      $ 180,029      85.88%      $ 64,943       6        119.2%
   Savings Banks                  $        0          0.00%      $       0       0.00%      $      0       0          0.0%
   Thrifts                        $  146,114         26.81%      $  31,183      27.13%      $ 73,057       2        134.1%
   Credit Unions                  $    9,180          1.68%      $     698       8.23%      $  4,590       2          8.4%

                                  PALOS HILLS: Market Share by Institution
                                     Total         Mkt Share      $ Growth     % Growth    Avg Branch            Performance
   Institution                       1999            1999       1995 - 1999  1995 - 1999      1999      Count       Ratio
------------------------------------------------------------------------------------------------------------------------------
   Total                          $  544,952        100.00%      $ 211,910      63.63%      $ 54,495      10        100.0%
==============================================================================================================================
   STANDARD B&TC                  $  176,033         32.30%      $  14,789       9.17%      $176,033       1        323.0%
   FIRST ST B&TC                  $   71,527         13.13%      $  23,142      47.83%      $ 71,527       1        131.3%
   TCF NB IL                      $  142,098         26.08%      $ 142,098       0.00%      $ 35,525       4         65.2%
   LASALLE BANK, F.S.B.           $  100,719         18.48%      $  26,150      35.07%      $100,719       1        184.8%
   MORAINE VALLEY FCU             $    8,063          1.48%      $   1,178      17.11%      $  8,063       1         14.8%
   CERGRO EMPLOYEES CU            $    1,117          0.20%          ($480)    -30.06%      $  1,117       1          2.0%
   CHESTERFIELD FS&LA             $   45,395          8.33%      $   5,033      12.47%      $ 45,395       1         83.3%

Source: Sheshunoff data, FinPro calculations.

                      Figure 26 - Frankfort Market Share

                                 FRANKFORT: Market Share by Institution Type
                                     Total         Mkt Share      $ Growth     % Growth    Avg Branch            Performance
   Institution                       1999            1999       1995 - 1999  1995 - 1999      1999      Count       Ratio
------------------------------------------------------------------------------------------------------------------------------
   Total                            $458,483        100.00%      $ 177,043      62.91%       $24,131      19        100.0%
==============================================================================================================================
   Commercial Banks                 $423,005         92.26%      $ 168,430      66.16%       $24,883      17        103.1%
   Savings Banks                    $  3,607          0.79%      $   3,607       0.00%       $ 3,607       1         14.9%
   Thrifts                          $ 31,871          6.95%      $   5,006      18.63%       $31,871       1        132.1%
   Credit Unions                    $      0          0.00%      $       0       0.00%       $     0       0          0.0%

                                  FRANKFORT: Market Share by Institution
                                     Total         Mkt Share      $ Growth     % Growth    Avg Branch            Performance
   Institution                       1999            1999       1995 - 1999  1995 - 1999      1999      Count       Ratio
------------------------------------------------------------------------------------------------------------------------------
   Total                            $458,483        100.00%      $ 177,043      62.91%       $24,131      19        100.0%
==============================================================================================================================
   FIRST NB OF CHICAGO              $ 13,481          2.94%        ($3,076)    -18.58%       $ 6,741       2         27.9%
   FIRST NB                         $ 22,358          4.88%      $  22,358       0.00%       $22,358       1         92.7%
   FIRST MIDWEST BK NA              $ 55,346         12.07%      $  21,869      65.33%       $13,837       4         57.3%
   MOKENA ST BK                     $ 45,590          9.94%      $   2,572       5.98%       $45,590       1        188.9%
   HARRIS BK FRANKFORT              $157,330         34.32%      $  41,188      35.46%       $78,665       2        326.0%
   FIRST NB OF ILLINOIS             $  7,600          1.66%      $   7,600       0.00%       $ 7,600       1         31.5%
   HOMESTAR BK                      $  6,227          1.36%      $   6,227       0.00%       $ 6,227       1         25.8%
   BANK OF HOMEWOOD                 $ 27,599          6.02%      $  27,599       0.00%       $13,800       2         57.2%
   GRAND NB                         $ 33,663          7.34%      $   7,531      28.82%       $33,663       1        139.5%
   FIRST UNITED BK                  $ 36,177          7.89%      $  16,928      87.94%       $36,177       1        149.9%
   TCF NB IL                        $ 17,634          3.85%      $  17,634       0.00%       $17,634       1         73.1%
   FIRST EAST SIDE SVGS BK          $  3,607          0.79%      $   3,607       0.00%       $ 3,607       1         14.9%
   CHESTERFIELD FS&LA               $ 31,871          6.95%      $   5,006      18.63%       $31,871       1        132.1%

Source: Sheshunoff data, FinPro calculations.

Conversion Valuation Appraisal Report                             Page: 1 - 30
================================================================================


 3. Comparisons With Publicly Traded Thrifts

  ------------------------------------
              INTRODUCTION
  ------------------------------------


This chapter presents an analysis of the Bank's operations against a Comparable Group of publicly traded savings institutions. The Comparable Group was selected from a universe of 303 public thrifts as of January 11, 2001. The Comparable Group was selected based upon similarity of characteristics to the Bank. The Comparable Group multiples provide the basis for the fair market valuation of the Bank. Factors that influence the Bank's value such as balance sheet structure and size, profitability, income and expense trends, capital levels, credit risk, and recent operating results can be measured against the Comparable Group. The Comparable Group current market pricing, coupled with the appropriate adjustments for differences between the Bank and the Comparable Group, will then be utilized as the basis for the pro forma valuation of the Bank to-be-issued common stock.

  ------------------------------------
            SELECTION SCREENS
  ------------------------------------


When selecting the Comparables, it was determined that the balance sheet size of the institution was of greater importance than geography.


The selection screens utilized to identify possible Comparables from the list of

303 public thrifts at January 11, 2001 included:

                            [WEB PAGE APPEARS HERE]

Conversion Valuation Appraisal Report                             Page: 1 - 31
================================================================================



Applying these criteria against the 303 public thrifts resulted in the following 14 institutions.

                         Figure 27 - Comparable Group


                                                                                     Corporate
                                             ------------------------------------------------------------------------------------
                                                                                                           Deposit
                                                                                    Number                Insurance
                                                                                      of                    Agency      Conversion
  Ticker               Short Name            Exchange        City         State    Offices    IPO Date    (BIF/SAIF)       Type
 --------------------------------------      -------------------------------------------------------------------------------------
          Comparable Thrift Data
FKFS      First Keystone Financial, Inc.     NASDAQ      Media           PA            7      01/26/95       SAIF       Standard
HARL      Harleysville Savings Financial     NASDAQ      Harleysville    PA            4      08/04/87       SAIF       Standard
          Corporation
HCBB      HCB Bancshares, Inc.               NASDAQ      Camden          AR            5      05/07/97       SAIF       Standard
HMLK      Hemlock Federal Financial Corp.    NASDAQ      Oak Forest      IL            6      04/02/97       SAIF       Standard
HFBA      HFB Financial Corporation          NASDAQ      Middlesboro     KY            4      12/28/92       SAIF       Standard
HFBC      HopFed Bancorp, Inc.               NASDAQ      Hopkinsville    KY            5      02/09/98       SAIF       Standard
IFSB      Independence Federal Savings       NASDAQ      Washington      DC            5      06/06/85       SAIF       Standard
          Bank
LSBX      Lawrence Savings Bank              NASDAQ      North Andover   MA            5      05/02/86       BIF        Standard
LNCB      Lincoln Bancorp                    NASDAQ      Plainfield      IN            8      12/30/98       SAIF       Standard
NMIL      NewMil Bancorp, Inc.               NASDAQ      New Milford     CT           18      02/01/86       BIF        Standard
OTFC      Oregon Trail Financial Corp.       NASDAQ      Baker City      OR            9      10/06/97       SAIF       Standard
PBCI      Pamrapo Bancorp, Inc.              NASDAQ      Bayonne         NJ           11      11/14/89       SAIF       Standard
PFED      Park Bancorp, Inc.                 NASDAQ      Chicago         IL            3      08/12/96       SAIF       Standard
WVFC      WVS Financial Corp.                NASDAQ      Pittsburgh      PA            6      11/29/93       SAIF       Standard


    --------------------------------------
               Selection Criteria
    --------------------------------------

Excluded from the Comparable Group were institutions that were involved in pending mergers or acquisitions. Also, institutions that completed their conversions within the last year were also excluded as the earnings of newly converted institutions do not reflect a full years benefit from the reinvestment of proceeds, and thus the price/earnings multiples and return on equity measures for these institutions tend to be skewed upward and downward respectively.

In an ideal world, all of the Comparable Group would contain the exact characteristics of the Bank. The goal of the selection criteria process is to find those institutions that most closely match those of the Bank. None of the Comparables selected will be exact clones of the Bank.

Conversion Valuation Appraisal Report                                Page 1 - 32
================================================================================


The members of the Comparable Group were reviewed against the Bank to ensure comparability based upon the following criteria:

                1. Asset size

                2. Profitability

                3. Capital Level

                4. Balance Sheet Mix

                5. Operating Strategy

                6. Date of conversion

1. Asset Size The Comparable Group should have a similar asset size to the Bank. The Comparable Group ranged in size from $208.0 million to $498.6 million in total assets with a median of $397.9 million. The Bank's asset size was $298.8 million as of October 31, 2000 and will be $325.0 million on a pro forma basis at the midpoint of the estimated valuation range.

2. Profitability The Comparable Group had a median ROAA of 0.68% and a median ROAE of 7.63% for the most recent quarter available. The Comparable Group profitability measures had a dispersion about the mean for the ROAA measure ranging from a low of 0.05% to a high of 1.29% while the ROAE measure ranged from a low of 0.85% to a high of 16.24%. The Bank had a ROAA of 0.90% and ROAE of 7.61% for the four months ended October 31, 2000.

3. Capital Level The median equity to assets ratio for the Comparable Group was 9.49% with a high of 19.83% and a low of 5.73%. At October 31, 2000, the Bank had an equity to assets ratio of 12.07%. On a pro forma basis, at the midpoint, the Bank would have an equity to assets ratio of 19.14%.

4. Balance Sheet Mix At October 31, 2000, the Bank had a net loan to asset ratio of 51.79%. The median loan to asset ratio for the Comparables was 54.33%, ranging from a low of 35.29% to a high of 65.56%. On the liability side the Bank's deposit to asset ratio was 85.60% at October 31, 2000 while the Comparable median was 65.23%, ranging from 41.33% to 83.45%. Additionally, the Bank had no borrowings at October 31, 2000 and the Comparable median borrowings to assets ratio was 22.94% with a range of 6.10% to 50.40%.

Conversion Valuation Appraisal Report                                Page 1 - 33
================================================================================


5. Operating strategy An institution's operating characteristics are important because they determine future performance. They also affect expected rates of return and investor's general perception of the quality, risk and attractiveness of a given company. Specific operating characteristics include profitability, balance sheet growth, asset quality, capitalization, and non-financial factors such as management strategies and lines of business.

6. Date of conversion Recent conversions, those completed on or after September 30, 1999, were excluded since the earnings of a newly converted institution do not reflect a full year's benefits of reinvestment of conversion proceeds. Additionally, new issues tend to trade at a discount to the market averages.

  ------------------------------
     Comparable Group Profiles
  ------------------------------

         . First Keystone Financial, Inc. FKFS is a SAIF insured institution that had $463.5 million in total assets, is headquartered in Media, Pennsylvania, and operates 7 branches. FKFS had the lowest equity to assets ratio, 5.73%, return on assets, 0.05%, interest income as a percent of assets, 6.42%, loan growth rate, (3.81%), dividend payout ratio, 25.23%, and price to LTM core EPS, 8.08x. First Keystone was selected to the Group based on its loan to asset ratio.

         . Harleysville Savings Financial Corporation HARL is a SAIF insured thrift that operates 4 offices, is headquartered in Harleysville, Pennsylvania, and had the highest interest expense as a percent of average assets, 5.11%. HARL had the lowest regulatory core capital ratio, 6.44%, and nonperforming loans to assets ratio, 0.00%. It was selected as a comparable based on its number of offices, loans to assets ratio, asset quality, and profitability.

         . HCB Bancshares, Inc. HCBB is a SAIF insured institution with 5 offices, is headquartered in Camden, Arkansas, and had the lowest net interest margin, 2.10%. HCBB had the highest efficiency ratio, 94.19%. Home Financial was selected as a comparable based on its number of offices, asset size, loans to assets ratio, capital ratios, and asset quality.

         . Hemlock Federal Financial Corporation HMLK is a SAIF insured institution with 6 offices, headquartered in Oak Forest, Illinois, and had $273.7 million in assets. Horizon was selected to the Group based on its total assets, geographical location and asset quality.

Conversion Valuation Appraisal Report                                Page 1 - 34
================================================================================


         . HFB Financial Corporation HFBA is a SAIF insured thrift that is headquartered in Middlesboro, Kentucky, operates 4 branches, and had $208.0 million in assets. HFBA had the highest deposits to assets ratio of 83.45%. HFBA had the lowest reserves to NPA's plus 90+ delinquent loans ratio, 33.30%. HFB was included as a comparable based on its number of offices, low level of borrowings and capital ratios.

         . HopFed Bancorp, Inc. HFBC is a SAIF insured institution that operates 5 offices, is headquartered in Hopkinsville, Kentucky, and had assets of $231.9 million. HFBC had the highest equity to assets ratio, 19.83%. HFBC had the lowest nonperforming loans to assets ratio, 0.00%, and reserves to loans ratio, 0.48%. HFBC was selected as a comparable based on number of offices, asset size, loans to assets ratio, level of borrowings, capital ratios, asset quality, and profitability.


         . Independence Federal Savings Bank IFSB is a SAIF insured institution with 5 offices, is headquartered in Washington, DC, and had $252.5 million in total assets. IFSB had the highest level of intangibles, 5.78% of equity, nonperforming loans to total loans ratio, 2.50%, and noninterest income to average assets ratio, 1.28%. IFSB had the lowest loans to deposits ratio, 45.79%, loans to assets ratio, 35.29%, reserves to nonperforming loans ratio, 24.73%, asset growth rate, (14.51%), deposit growth rate, (6.09%), and dividend yield, 2.24%. IFSB was selected as a comparable based on its number of offices, asset size, low level of borrowings, and capital ratios.

         . Lawrence Savings Bank LSBX is a BIF insured institution with 5 offices, is headquartered in North Andover, Massachusetts, and had assets of $416.1 million. LSBX had the highest return on average assets, 1.29%. LSBX had the lowest level of intangibles, 0.00%, and nonperforming loans to loans ratios, 0.00%. Lawrence was selected as a comparable based on its number of offices, loans to assets ratio, capital ratios, asset quality and profitability.

         . Lincoln Bancorp LNCB is a SAIF insured institution with 8 offices, is headquartered in Plainfield, Indiana, and is the largest Comparable with assets of $498.6 million. LNCB had the highest loans to deposits ratio, 128.09%, asset growth rate, 76.17%, loan growth rate, 111.30%, and deposit growth rate, 67.75%. LNCB was selected to the group based on its capital ratios, asset quality, and net interest margin.

         . NewMil Bancorp, Inc. NMIL is a BIF insured institution with 18 offices, is headquartered in New Milford, Connecticut, and had assets of $406.8 million. NMIL had the highest reserves to NPLs ratio, 792.05%, and reserves to loans ratio, 2.13%. NMIL was selected to the group based on its low level of borrowings, asset quality, and profitability.

Conversion Valuation Appraisal Report                                Page 1 - 35
================================================================================


         . Oregon Trail Financial Corp. OTFC is a SAIF insured institution with 9 offices, is headquartered in Baker City, Oregon, and had assets of $389.0 million. OTFC had the lowest return on average equity, 0.85%. OTFC had the highest interest income to average assets, 7.43%, and noninterest expense to average assets, 2.79%. OTFC was selected to the group based on its total assets, capital ratios, asset quality, and net interest margin.

         . Pamrapo Bancorp, Inc. PBCI is a SAIF insured institution with 11 offices, is headquartered in Bayonne, New Jersey, and had assets of $455.8 million. PBCI had the highest loans to assets ratio, 65.56%, net interest margin, 4.08%, dividend yield, 7.03%, and dividend payout ratio, 81.17%. Pamrapo had the lowest level of borrowings, 6.10%, and interest expense to average assets, 3.46%. PBCI was selected to the group based on its level of borrowings and capital ratios.

         . Park Bancorp, Inc. PFED is a SAIF insured institution with 3 offices, is headquartered in Chicago, Illinois, and had assets of $227.7 million. PFED had the lowest noninterest income to average assets ratio, 0.10%. Park was selected to the group based on its loans to deposits ratio, capital ratios, and asset quality.

         . WVS Financial Corp. MVFC is a SAIF insured institution with 6 offices, is headquartered in Pittsburgh, Pennsylvania, and had assets of $408.9 million. MVFC had the highest borrowings to asset ratio, 50.40%, nonperforming assets to assets ratio, 0.99%, nonperforming assets to equity ratio, 14.79%, and return on average equity, 16.24%. MVFC had the lowest deposits to assets ratio, 41.33%, noninterest expense to average assets ratio, 0.94%, and efficiency ratio, 35.38%. PBCI was selected to the group based on its number of offices and profitability.

 Conversion Valuation Appraisal Report                              Page: 1 - 36
================================================================================


All data presented in Figure 28 is from SNL Securities utilizing the most recent quarter for balance sheet and income statement related items. All data for the Bank is from the offering circular.

                     Figure 28 - Key Financial Indicators

    -------------------------------------------------------------------------
                                                             Comparable
                                                            Group Quarter
                                                            Median (Most
                                                The Bank    Recent Quarter)
    -------------------------------------------------------------------------
    Balance Sheet Data
    -------------------------------------------------------------------------
    Gross Loans to Deposits                     61.10%          82.84%
    -------------------------------------------------------------------------
    Total Net Loans to Assets                   51.79%          54.33%
    -------------------------------------------------------------------------
    Deposits to Assets                          85.60%          65.23%
    -------------------------------------------------------------------------
    Borrowed Funds to Assets                     0.00%          22.94%
    -------------------------------------------------------------------------
    Balance Sheet Growth
    -------------------------------------------------------------------------
    Asset Growth Rate                           -6.51%           3.92%
    -------------------------------------------------------------------------
    Loan Growth Rate                            -4.78%           7.37%
    -------------------------------------------------------------------------
    Deposit Growth Rate                         -8.58%           1.89%
    -------------------------------------------------------------------------
    Capital
    -------------------------------------------------------------------------
    Equity to Assets                            12.07%           9.49%
    -------------------------------------------------------------------------
    Tangible Equity to Assets                   11.79%           9.36%
    -------------------------------------------------------------------------
    Intangible Assets to Equity                  1.49%           0.00%
    -------------------------------------------------------------------------
    Regulatory Core Capital to Assets           11.79%           9.14%
    -------------------------------------------------------------------------
    Equity + Reserves to Assets                 12.58%          10.23%
    -------------------------------------------------------------------------
    Total Capital to Risk Adjusted Assets       29.39%          18.52%
    -------------------------------------------------------------------------

 Conversion Valuation Appraisal Report                              Page: 1 - 37
================================================================================


    ----------------------------------------------------------------------------
                                                                Comparable
                                                                Group Quarter
                                                                Median (Most
                                                      The Bank  Recent Quarter)
    ---------------------------------------------------------------------------
    Asset Quality
    ---------------------------------------------------------------------------
    Non-Performing Loans to Loans                        0.00%        0.34%
    ---------------------------------------------------------------------------
    Reserves to Non-Performing Loans                 50933.33%      125.85%
    ---------------------------------------------------------------------------
    Non-Performing Assets to Assets                      0.00%        0.19%
    ---------------------------------------------------------------------------
    Non-Performing Assets to Equity                      0.01%        2.17%
    ---------------------------------------------------------------------------
    Reserves to Net Loans                                0.99%        0.75%
    ---------------------------------------------------------------------------
    Reserves to Non-Performing Assets + 90 Days Del  50933.33%      130.13%
    ---------------------------------------------------------------------------
    Profitability
    ---------------------------------------------------------------------------
    Return on Average Assets                             0.90%        0.68%
    ---------------------------------------------------------------------------
    Return on Average Equity                             7.61%        7.63%
    ---------------------------------------------------------------------------
    Income Statement
    ---------------------------------------------------------------------------
    Net Interest Margin                                  3.20%        2.90%
    ---------------------------------------------------------------------------
    Interest Income to Average Assets                    6.81%        7.29%
    ---------------------------------------------------------------------------
    Interest Expense to Average Assets                   3.71%        4.29%
    ---------------------------------------------------------------------------
    Net Interest Income to Average Assets                3.09%        2.82%
    ---------------------------------------------------------------------------
    Noninterest Income to Average Assets                 0.73%        0.32%
    ---------------------------------------------------------------------------
    Noninterest Expense to Average Assets                2.43%        2.28%
    ---------------------------------------------------------------------------
    Efficiency Ratio                                    63.56%       68.66%
    ---------------------------------------------------------------------------
    Overhead Ratio                                      54.91%       63.37%
    ---------------------------------------------------------------------------

Source: The Bank Offering Circular, FinPro calculations and SNL Securities
Note: All of the Bank data is at or for the four months ended October 31, 2000.
Note: All of the Comparable data is as of or for the most recent quarter.

Conversion Valuation Appraisal Report                             Page: 1 - 38
================================================================================



 4. Market Value Determination

  -----------------------------
        Comparable Group
           Adjustments
  -----------------------------

The estimated pro forma market value of the Bank, along with certain adjustments to its value relative to market values for the Comparable Group are delineated in this section. The adjustments delineated in this section are made from potential investors' viewpoint and are adjustments necessary when comparing the Bank to the Comparable Group. A potential investor includes depositors holding subscription rights and unrelated parties who may purchase stock in the community offering and who are assumed to be aware of all relevant and necessary facts as they pertain to the value of the Bank relative to other publicly traded thrift institutions and relative to alternative investment opportunities.

There are numerous criteria on which the market value adjustments are based, but the major ones utilized for purposes of this report include:

Conversion Valuation Appraisal Report                             Page: 1 - 39
================================================================================

         .    Balance Sheet Strength

         .    Asset Quality

         .    Earnings Quality, Predictability and Growth

         .    Dividends

         .    Liquidity of the Issue

         .    Recent Regulatory Matters

         .    Market for Seasoned Thrift Stocks

         .    Acquisition Market

         .    Management

         .    Market Area

         .    Interest Rate Risk

         .    Offering Size

         .    State

         .    Subscription Interest

To ascertain the market value of the Bank, the median trading multiple values for the Comparable Group are utilized as the starting point. Adjustments, up or down, to the Comparable Group median multiple values are made based on the comparison of the Bank to the Comparable Group.

The Bank's value is further adjusted for other adjustments as shown in Section
5. The resultant values are then compared to recent conversions, state totals, and national totals for reasonableness and appropriateness.

After adjusting the Bank's market value in relation to the Comparable Group, consideration was given to the type of conversion the Bank is undertaking. In this particular case it was appropriate to compare and adjust the Bank's market value in relation to the performance of other fully converted institutions.

Conversion Valuation Appraisal Report                       Page: 1 - 40
================================================================================


   --------------------------------
       Balance Sheet Strength
   --------------------------------

The balance sheet strength of an institution is an important market value determinant, as the investment community considers such factors as bank liquidity, capitalization, asset composition, funding mix, intangible levels and interest rate risk in assessing the attractiveness of investing in the common stock of a thrift. The following tables summarize the key financial elements of the Bank measured against the Comparable Group.

                      Figure 29 - Key Balance Sheet Data

                                                                       Key Financial Data as of The Most Recent Quarter
                                                             --------------------------------------------------------------------
                                                                    Total        Loans/      Loans/      Deposits/  Borrowings/
                                                                   Assets       Deposits     Assets       Assets      Assets
      Ticker                     Short Name                        ($000)         (%)         (%)           (%)         (%)
--------------------------------------------------------     --------------------------------------------------------------------
             Comparable Thrift Data
   FKFS      First Keystone Financial, Inc.                          463,463        85.38       50.21       58.81           30.83
   HARL      Harleysville Savings Financial Corporation              488,554        85.47       54.20       63.42           29.71
   HCBB      HCB Bancshares, Inc.                                    292,246        94.62       48.09       50.82           38.47
   HMLK      Hemlock Federal Financial Corp.                         273,696        91.30       59.70       65.39           26.87
   HFBA      HFB Financial Corporation                               208,009        77.44       64.62       83.45            6.43
   HFBC      HopFed Bancorp, Inc.                                    231,906        77.53       54.45       70.24            8.90
   IFSB      Independence Federal Savings Bank                       252,467        45.79       35.29       77.07           13.05
   LSBX      Lawrence Savings Bank                                   416,101        80.30       50.42       62.79           23.86
   LNCB      Lincoln Bancorp                                         498,560       128.09       64.53       50.37           28.88
   NMIL      NewMil Bancorp, Inc.                                    406,774        70.69       57.53       81.39            8.97
   OTFC      Oregon Trail Financial Corp.                            389,049        96.85       63.44       65.51           19.24
   PBCI      Pamrapo Bancorp, Inc.                                   455,838        80.24       65.56       81.71            6.10
   PFED      Park Bancorp, Inc.                                      227,691        62.46       40.64       65.07           22.01
   WVFC      WVS Financial Corp.                                     408,910       110.01       45.47       41.33           50.40
--------------------------------------------------------     --------------------------------------------------------------------
             Average                                                 358,090        84.73       53.87       65.53           22.41
             Median                                                  397,912        82.84       54.33       65.23           22.94
             Maximum                                                 498,560       128.09       65.56       83.45           50.40
             Minimum                                                 208,009        45.79       35.29       41.33            6.10

             Chesterfield Federal S&LA of Chicago                    298,849        61.10       51.79       85.60            0.00

             Variance to the Comparable Median                       (99,063)      (21.74)      (2.54)      20.37          (22.94)

Sources: SNL and Offering Circular Data, FinPro Computations



         Asset Composition - The Bank's net loan to asset ratio of 51.79% is
         -----------------
         below with the Comparable Group median of 54.33%.

         Funding Mix - The Bank is funded through deposits, 85.60% of assets and
         -----------
         retained earnings, 12.07% of assets. The Comparable Group has ratios of 65.23% and 9.49%, respectively. The Comparable Group's funding includes 22.94% of assets in borrowings.

         Liquidity - The Bank's method of managing interest rate risk is to
         ---------
         maintain a high level of liquidity. As such, the Comparable Group has a much lower level of liquidity.

Conversion Valuation Appraisal Report                              Page: 1 - 41
================================================================================



                     Figure 30 - Balance Sheet Growth Data


                                                                                 Balance Sheet Growth as of the MRQ
                                                                         ------------------------------------------------
                                                                              Asset           Loan           Deposit
                                                                             Growth          Growth          Growth
                                                                              Rate            Rate            Rate
                         Short Name                                            (%)             (%)             (%)
     ---------------------------------------------------                 -------------------------------------------------
            Comparable Thrift Data
            First Keystone Financial, Inc.                                    (1.53)          (3.81)         (4.93)
            Harleysville Savings Financial Corporation                         9.05           (0.99)         (3.37)
            HCB Bancshares, Inc.                                               1.45           10.74          10.09
            Hemlock Federal Financial Corp.                                    6.53            6.69          (2.10)
            HFB Financial Corporation                                          5.45            7.20           2.43
            HopFed Bancorp, Inc.                                               5.90           24.06           0.69
            Independence Federal Savings Bank                                (14.51)          (2.15)         (6.09)
            Lawrence Savings Bank                                              4.85           18.89          11.71
            Lincoln Bancorp                                                   76.17          111.30          67.75
            NewMil Bancorp, Inc.                                              14.47            9.30          14.34
            Oregon Trail Financial Corp.                                      (1.75)           7.53          13.73
            Pamrapo Bancorp, Inc.                                              2.99           18.85           1.35
            Park Bancorp, Inc.                                                (1.99)           3.42           6.16
            WVS Financial Corp.                                               (0.69)           1.44          (1.17)
            --------------------------------------------                 -------------------------------------------------
            Average                                                            7.60           15.18           7.90
            Median                                                             3.92            7.37           1.89
            Maximum                                                           76.17          111.30          67.75
            Minimum                                                          (14.51)          (3.81)         (6.09)

            Chesterfield Federal S&LA of Chicago                              (6.51)          (4.78)         (8.58)

            Variance to the Comparable Median                                (10.43)         (12.14)        (10.47)

Sources:    SNL and Offering Circular Data, FinPro Computations



            The Bank experienced deposit runoff of 8.58%, compared to deposit growth of 1.89% for the Comparable Group. Likewise, the Bank had loan portfolio shrinkage of 4.78% where the Comparable Group had loan growth of 7.37%.

Conversion Valuation Appraisal Report                              Page: 1 - 42
================================================================================



                           Figure 31 - Capital Data



                                                                    Capital as of The Most Recent Quarter
                                           --------------------------------------------------------------------------------
                                                         Tangible     Intangible   Regulatory   Equity +   Total Capital/
                                            Equity/       Equity/      Assets/      Core Cap/   Reserves/  Risk Adjusted
                                            Assets      Tang Assets     Equity       Assets      Assets        Assets
     Short Name                              (%)             (%)                       (%)         (%)           (%)
     --------------------------------      --------------------------------------------------------------------------------
     Comparable Thrift Data
     First Keystone Financial, Inc.          5.73            5.73        0.00          8.32        6.17         17.15
     Harleysville Savings Financial          6.43            6.43        0.00          6.44        6.84         14.05
     Corporation
     HCB Bancshares, Inc.                    9.97            9.89        0.90            NA       10.42            NA
     Hemlock Federal Financial Corp.         6.80            6.47        5.28          6.92        7.16            NA
     HFB Financial Corporation               8.85            8.70        1.84          8.40        9.17            NA
     HopFed Bancorp, Inc.                   19.83           19.83        0.00         18.93       20.09         47.54
     Independence Federal Savings Bank       9.01            8.54        5.78          8.50        9.23         23.97
     Lawrence Savings Bank                  12.26           12.26        0.00         11.53       13.10         15.43
     Lincoln Bancorp                        19.40           19.07        2.07         18.02       19.87         30.73
     NewMil Bancorp, Inc.                    8.82            8.82        0.00          9.14       10.04         15.22
     Oregon Trail Financial Corp.           14.13           14.13        0.00         13.46       14.63         24.93
     Pamrapo Bancorp, Inc.                  10.12           10.12        0.00          9.78       10.57         18.52
     Park Bancorp, Inc.                     11.59           11.59        0.00         11.56       11.81         28.46
     WVS Financial Corp.                     6.67            6.67        0.00          6.68        7.15         14.18
     --------------------------------      --------------------------------------------------------------------------------
     Average                                10.69           10.59        1.13         10.59       11.16         22.74
     Median                                  9.49            9.36        0.00          9.14       10.23         18.52
     Maximum                                19.83           19.83        5.78         18.93       20.09         47.54
     Minimum                                 5.73            5.73        0.00          6.44        6.17         14.05

     Chesterfield Federal S&LA of           12.07           11.79        1.49         11.79       12.58         29.39
     Chicago

Variance to the Comparable Median            2.58            2.44        1.49          2.65        2.35         10.87

Sources: SNL and Offering Circular Data, FinPro Computations

         Capitalization - The Comparable Group's median equity to assets ratio
         --------------
         of 9.49% is lower than the Bank's ratio of 12.07%. The Bank's pro forma equity to assets ratio is projected to be 19.14% at the midpoint of the valuation range.

         Intangible Levels - One of the most important factors influencing
         -----------------
         market values is the level of intangibles that an institution carries on its books. Thrifts trade more on tangible book than on book. Five of the Comparables have intangible assets. The Bank's level of intangibles, at 1.49% of equity, is above the Comparable Group's average of 1.13%, but these levels are relatively minor.

The Bank's loan to deposit ratio is higher than the Comparable Group median. The Bank has no borrowings and more equity as a percentage of assets than the Comparable Group. However, the Bank had deposit and loan runoff. Therefore, an upward adjustment for funding mix is offset by a downward adjustment for growth. No adjustment is warranted for balance sheet strength.

Conversion Valuation Appraisal Report                               Page: 1 - 43
================================================================================

  --------------------------------
           Asset Quality
  --------------------------------

The asset quality of an institution is an important determinant of market value. The investment community considers levels of nonperforming loans, Real Estate Owned ("REO") and levels of Allowance for Loan and Lease Losses ("ALLL") in assessing the attractiveness of investing in the common stock of an institution.

                        Figure 32 - Asset Quality Table

                                                                Asset Quality as of The Most Recent Quarter
                                               -----------------------------------------------------------------------------

                                                     NPLs/      Reserves/    NPAs/      NPAs/        Reserves/   Reserves/
                                                     Loans        NPLs       Assets     Equity         Loans     NPAs + 90
             Short Name                               (%)          (%)        (%)        (%)            (%)         (%)
-------------------------------------          -----------------------------------------------------------------------------
Comparable Thrift Data
First Keystone Financial, Inc.                          0.93        93.47       0.67        11.69        0.87          58.32
Harleysville Savings Financial Corporation              0.00           NM       0.00         0.00        0.77             NM
HCB Bancshares, Inc.                                    0.60       158.23         NA           NA        0.94             NA
Hemlock Federal Financial Corp.                         0.32       185.28       0.19         2.81        0.59         185.28
HFB Financial Corporation                               1.32        37.39       0.95        10.77        0.49          33.30
HopFed Bancorp, Inc.                                    0.00           NM       0.06         0.31        0.48         130.13
Independence Federal Savings Bank                       2.50        24.73       0.93        10.29        0.62             NA
Lawrence Savings Bank                                   0.00           NM       0.01         0.09        1.68             NM
Lincoln Bancorp                                         0.36       200.43       0.28         1.45        0.72         158.68
NewMil Bancorp, Inc.                                    0.27       792.05       0.19         2.17        2.13         536.85
Oregon Trail Financial Corp.                            0.02           NM       0.01         0.08        0.79             NM
Pamrapo Bancorp, Inc.                                   1.00        69.03       0.75         7.40        0.69          45.44
Park Bancorp, Inc.                                      0.14       384.62       0.06         0.49        0.54         384.62
WVS Financial Corp.                                     2.17        49.24       0.99        14.79        1.07          49.24
-------------------------------------          -----------------------------------------------------------------------------
Average                                                 0.69       199.45       0.39         4.80        0.88         175.76
Median                                                  0.34       125.85       0.19         2.17        0.75         130.13
Maximum                                                 2.50       792.05       0.99        14.79        2.13         536.85
Minimum                                                 0.00        24.73       0.00         0.00        0.48          33.30

Chesterfield Federal S&LA of Chicago                    0.00    50,933.33       0.00         0.01        0.99      50,933.33

Variance to the Comparable Median                      (0.34)   50,807.48      (0.19)       (2.16)       0.24      50,803.20

Sources: SNL and Offering Circular Data, FinPro Computations

The Bank has a lower level of non-performing loans ("NPL") to total loans at 0.00% when compared to the Comparable Group median at 0.34%. The Bank had a non-performing assets to assets ratio of 0.00%, which was lower than the Comparable median of 0.19%. The Bank's reserve level, 0.99% of total loans, is above the Comparable median of 0.75% of loans. The Bank's stronger asset quality warrants an upward adjustment.

Conversion Valuation Appraisal Report                              Page: 1 - 44
================================================================================

     ---------------------------------
              Earnings Quality,
         Predictability and Growth
     ---------------------------------

The earnings quality, predictability and growth are critical components in the establishment of market values for thrifts. Thrift earnings are primarily a function of:

         . net interest income

         . loan loss provision

         . non-interest income

         . non-interest expense

The quality and predictability of earnings is dependent on both internal and external factors. Some internal factors include the mix of the balance sheet, the interest rate sensitivity of the balance sheet, the asset quality, and the infrastructure in place to deliver the assets and liabilities to the public. External factors include the competitive market for both assets and liabilities, the global interest rate scenario, local economic factors and regulatory issues.

Each of these factors can influence the earnings of an institution, and each of these factors is volatile. Investors prefer stability and consistency. As such, solid, consistent earnings are preferred to high but risky earnings. Investors also prefer earnings to be diversified and not entirely dependent on interest income.

Conversion Valuation Appraisal Report                              Page: 1 - 45
================================================================================

The Bank had annualized net income of $2.7 million for the four months ended October 31, 2000.

                         Figure 33 - Net Income Trend


                                  Net Income

                    Jun-96         $1,953
                    Jun-97         $1,106
                    Jun-98         $1,991
                    Jun-99         $1,658
                    Jun-00         $2,333
                    Oct-00         $2,721

                                $ in thousands

Sources: Offering Circular

Note: October 31, 2000 net income is the four-month net income of $907 thousand, annualized.

Conversion Valuation Appraisal Report                              Page: 1 - 46
================================================================================

The return on average assets is above the Comparable Group median and return on equity is relatively consistent, despite the higher equity to asset ratio of the Bank.

                        Figure 34 - Profitability Data

                                                                    Profitability as of The Most Recent Quarter
                                                             ------------------------------------------------------

                                                                   Return on                     Return on
                                                                   Avg Assets                    Avg Equity
                        Short Name                                    (%)                           (%)
      ----------------------------------------------         ------------------------------------------------------
      Comparable Thrift Data
      First Keystone Financial, Inc.                                             0.05                          0.98
      Harleysville Savings Financial Corporation                                 0.81                         12.31
      HCB Bancshares, Inc.                                                       0.10                          1.06
      Hemlock Federal Financial Corp.                                            0.59                          8.60
      HFB Financial Corporation                                                  0.65                          7.34
      HopFed Bancorp, Inc.                                                       1.13                          5.72
      Independence Federal Savings Bank                                          0.70                          7.91
      Lawrence Savings Bank                                                      1.29                         10.67
      Lincoln Bancorp                                                            0.61                          3.01
      NewMil Bancorp, Inc.                                                       1.06                         11.97
      Oregon Trail Financial Corp.                                               0.12                          0.85
      Pamrapo Bancorp, Inc.                                                      0.95                          9.22
      Park Bancorp, Inc.                                                         0.52                          4.57
      WVS Financial Corp.                                                        1.08                         16.24
      ----------------------------------------------         ------------------------------------------------------
      Average                                                                    0.69                          7.18
      Median                                                                     0.68                          7.63
      Maximum                                                                    1.29                         16.24
      Minimum                                                                    0.05                          0.85

      Chesterfield Federal S&LA of Chicago                                       0.90                          7.61

      Variance to the Comparable Median                                          0.23                         (0.01)

Sources: SNL and Offering Circular Data, FinPro Computations

Conversion Valuation Appraisal Report                               Page: 1 - 47
================================================================================

                       Figure 35 - Income Statement Data

                                                           Income Statement as of the Most Recent Quarter
                                      --------------------------------------------------------------------------------------------
                                         Net      Interest    Interest  Net Interest Noninterest  Noninterest
                                       Interest    Income/    Expense/     Income/     Income/     Expense/   Efficiency  Overhead
                                        Margin   Avg Assets  Avg Assets Avg Assets    Avg Assets  Avg Assets    Ratio      Ratio
        Short Name                       (%)         (%)        (%)          (%)         (%)          (%)        (%)        (%)
------------------------------------  --------------------------------------------------------------------------------------------
Comparable Thrift Data
First Keystone Financial, Inc.         2.69        6.42        4.10         2.32        0.38         1.97       72.94       68.44
Harleysville Savings Financial
Corporation                            2.15        7.25        5.11         2.14        0.17         1.18       51.30       47.39
HCB Bancshares, Inc.                   2.10        6.98        4.97         2.01        0.44         2.34       94.19       92.91
Hemlock Federal Financial Corp.        2.83        6.99        4.24         2.76        0.38         2.28       71.93       68.11
HFB Financial Corporation              2.97        7.41        4.52         2.88        0.31         2.28       69.84       66.64
HopFed Bancorp, Inc.                   3.39        7.41        4.10         3.31        0.22         1.33       37.75       33.60
Independence Federal Savings Bank      2.35        7.30        5.07         2.23        1.28         2.76       76.02       62.26
Lawrence Savings Bank                  3.15        7.12        4.10         3.02        0.24         2.03       61.93       58.92
Lincoln Bancorp                        3.12        7.34        4.33         3.01        0.28         2.33       67.47       64.48
NewMil Bancorp, Inc.                   3.82        7.28        3.61         3.67        0.53         2.62       61.35       55.74
Oregon Trail Financial Corp.           3.41        7.43        4.14         3.30        0.59         2.79       71.86       66.82
Pamrapo Bancorp, Inc.                  4.08        7.35        3.46         3.89        0.33         2.68       63.26       60.10
Park Bancorp, Inc.                     2.65        7.06        4.50         2.56        0.10         1.97       79.01       78.22
WVS Financial Corp.                    2.51        7.37        4.89         2.48        0.17         0.94       35.38       30.96
------------------------------------  --------------------------------------------------------------------------------------------
Average                                2.94        7.19        4.37         2.83        0.39         2.11       65.30       61.04
Median                                 2.90        7.29        4.29         2.82        0.32         2.28       68.66       63.37
Maximum                                4.08        7.43        5.11         3.89        1.28         2.79       94.19       92.91
Minimum                                2.10        6.42        3.46         2.01        0.10         0.94       35.38       30.96

Chesterfield Federal S&LA of Chicago   3.20        6.81        3.71         3.09        0.73         2.43       63.56       54.91

Variance to the Comparable Median      0.30       (0.48)      (0.57)        0.27        0.41         0.15       (5.09)      (8.46)

Sources: SNL and Offering Circular Data, FinPro Computations

Compared to the Comparable Group average, the Bank's yield on assets was 38 basis points lower and the cost of funds was 66 basis points lower. The 26 basis point net interest income advantage is compounded by a 34 basis point noninterest income advantage. However, the advantages in net interest income and noninterest income are partially offset by the 32 basis point disadvantage in noninterest expense.

Taken collectively, the income of the Bank can be measured by the efficiency ratio, where the Bank has an advantage of 509 basis points as compared to the Comparable median.

Currently, investors are focusing on earnings sustainability as the interest rate volatility has caused a wide variation in income levels. With the intense competition for both assets and deposits, banks can not easily replace lost spread and margin with balance sheet growth.

Based on the above factors and the Bank's historical earnings performance, a slight upward adjustment is warranted to the market value for earnings.

Conversion Valuation Appraisal Report                               Page: 1 - 48
================================================================================

        -------------
          Dividends
        -------------

Historically, banks have not established dividend policies immediately at or after conversion to stock ownership. Rather, newly converted institutions, in general, have preferred to establish an earnings track record, fully invest the conversion proceeds, and allow for seasoning of the stock before establishing a dividend policy. In the late 1980's and early 1990's however, there was a tendency toward initiating dividend policies concurrent with the conversion as a means of increasing the attractiveness of the issue and to utilize the proceeds.

The last few years have seen yet another shift away from dividend policies concurrent with conversion. After the conversion is another issue, however. Recent pressures on ROE and on internal rate of returns to investors prompted the industry toward cash dividends. This trend is exacerbated by the lack of growth potential. Typically, when institutions are in a growth mode, they issue stock dividends or do not declare a dividend. When growth is stunted, these institutions shift toward reducing equity levels and thus utilize cash dividends as a tool in this regard.

Conversion Valuation Appraisal Report                               Page: 1 - 49
================================================================================

                           Figure 36 - Dividend Data


                                                                 Dividends
                                                          ------------------------
                                                          Current     LTM Dividend
                                                          Dividend       Payout
                                                           Yield         Ratio

                          Short Name                        ($)           (%)
          ------------------------------------------      ------------------------
          Comparable Thrift Data
          First Keystone Financial, Inc.                      3.05           25.23
          Harleysville Savings Financial Corporation          2.91           25.88
          HCB Bancshares, Inc.                                2.87           57.14
          Hemlock Federal Financial Corp.                     2.91           29.33
          HFB Financial Corporation                           3.17           41.48
          HopFed Bancorp, Inc.                                3.78              NM
          Independence Federal Savings Bank                   2.24           60.18
          Lawrence Savings Bank                               2.72           29.27
          Lincoln Bancorp                                     2.78           46.38
          NewMil Bancorp, Inc.                                3.83           37.38
          Oregon Trail Financial Corp.                        2.30           58.18
          Pamrapo Bancorp, Inc.                               7.03           81.17
          Park Bancorp, Inc.                                  3.49           46.15
          WVS Financial Corp.                                 5.22           43.24
          ------------------------------------------      ------------------------
          Average                                             3.45           44.69
          Median                                              2.98           43.24
          Maximum                                             7.03           81.17
          Minimum                                             2.24           25.23

          Chesterfield Federal S&LA of Chicago                  NA              NA

          Variance to the Comparable Median                     NA              NA

Sources: SNL and Offering Circular Data, FinPro Computations

All fourteen Comparable institutions paid dividends. The median dividend payout ratio for the Comparable Group was 43.24%, ranging from a high of 81.17% to a low of 25.23%. The Bank on a pro forma basis (at the mid point of the value range) will have an equity to assets ratio of 19.14% compared to the Comparable Group's median of 9.49%. The Bank will, therefore, be able to afford to pay dividends. As such, no adjustment is indicated for this factor.

          -----------------------------
             Liquidity of the Issue
          -----------------------------

The Comparable Group is by definition composed only of companies that trade in the public markets with all of the Comparables trading on NASDAQ. Typically, the number of shares outstanding and the market capitalization provides an indication of how much liquidity there will be in a given stock. The actual liquidity can be measured by volume traded over a given period of time.

                    FIGURE 37 - Market Capitalization Data

                                                                Market Data as of The Most Recent Quarter
                                             ---------------------------------------------------------------------------------
                                               MRQ          MRQ           MRQ          MRQ       MRQ Publicly    MRQ Tangible
                                              Market       Price         Price        Price       Reported       Publicly Rep
                                              Value      Per Share       High          Low       Book Value       Book Value
          Short Name                           ($)          ($)           ($)          ($)          ($)              ($)
--------------------------------------       ---------------------------------------------------------------------------------
Comparable Thrift Data
First Keystone Financial, Inc.                23.64       10.500         10.750       10.125        11.80            11.80
Harleysville Savings Financial                37.70       16.500         16.500       14.250        14.05            14.05
Corporation
HCB Bancshares, Inc.                          16.43        8.375          9.000        7.563        14.27            14.14
Hemlock Federal Financial Corp.               17.67       16.500         17.000       15.375        17.39            16.47
HFB Financial Corporation                     15.56       12.000         12.000       10.125        14.17            13.91
HopFed Bancorp, Inc.                          45.72       11.625         11.938        8.938        11.51            11.51
Independence Federal Savings Bank             16.04       12.500         12.500        8.750        17.73            16.70
Lawrence Savings Bank                         45.00       10.313         10.750        8.063        11.69            11.69
Lincoln Bancorp                               84.90       12.938         12.938       11.625        14.74            14.43
NewMil Bancorp, Inc.                          41.48       11.500         11.500        9.625         9.95             9.95
Oregon Trail Financial Corp.                  49.53       13.938         14.250       11.250        16.46            16.46
Pamrapo Bancorp, Inc.                         50.98       19.625         20.375       18.375        17.75            17.75
Park Bancorp, Inc.                            21.33       13.750         14.250       12.250        16.79            16.79
WVS Financial Corp.                           34.62       12.250         12.500       12.000         9.58             9.58
--------------------------------------       ---------------------------------------------------------------------------------
Average                                       35.76        13.02          13.30        11.31        14.13            13.95
Median                                        36.16        12.38          12.50        10.69        14.22            14.10
Maximum                                       84.90        19.63          20.38        18.38        17.75            17.75
Minimum                                       15.56         8.38           9.00         7.56         9.58             9.58

Chesterfield Federal S&LA of                     NA           NA             NA           NA           NA               NA
Chicago

Variance to the Comparable Median                NA           NA             NA           NA           NA               NA

Sources: SNL and Offering Circular Data, FinPro Computations

The market capitalization values of the Comparable Group range from a low of $15.56 million to a high of $84.90 million with a median market capitalization of $36.16 million. The Bank expects to have $31.0 million of market capital at the midpoint on a pro forma basis. Additionally, the Bank will trade on NASDAQ.

No adjustment for this factor appears warranted, due to the comparable level of market capital and trading exchange.

Conversion Valuation Appraisal Report                               Page: 1 - 51
================================================================================

  -------------------------------
     RECENT REGULATORY MATTERS
  -------------------------------

Regulatory matters influence the market for thrift conversions. Much of the recent regulatory activity has centered on limiting the availability of capital market alternatives available to recently converted institutions. The major limitation is discouraging capital redistribution.

In addition, regulators have historically focused on the price appreciation of newly converted institutions' stock prices. As such, appraisal values were driven up to record levels in early 1998.

The rapid decline of thrift stock prices in the third quarter of 1998 has driven potential investors from thrift stocks. The result is that early 1999 conversions were under-subscribed and many have not experienced price appreciation in the aftermarket. Recognizing this trend, the regulators have approved the stock buyback applications for institutions trading below their IPO price.

Although helpful, this action in and of itself was not enough to stir a recovery in the thrift market for recently converted institutions.

In an interim ruling, the OTS loosened the repurchase limitations for newly converted institutions. Under the interim ruling, the OTS has capped the amount of buybacks that a newly converted institution can repurchase to 5% within one year of converting, but removes restrictions thereafter. Furthermore, the interim rule eliminates any dilutive impact for waived dividends for MHCs. In addition, the OTS has a proposed rule outstanding which could materially impact the bank going forward, particularly as it relates to limited stock repurchases, limited sale of control availability, and possibly artificially high targets for rates of return.

As such, a slight downward adjustment for this measure is warranted.

Conversion Valuation Appraisal Report                              Page: 1 - 52
================================================================================


  ---------------------------------
     MARKET FOR SEASONED THRIFT
              STOCKS
  ---------------------------------

Trading multiples for all public thrifts as of January 11, 2001 is provided in
Exhibit 7. A common measure utilized as a proxy for the performance of the thrift industry is the SNL thrift index graphically shown below and tabularly shown on the following page:

                      FIGURE 38 - SNL THRIFT INDEX CHART

                                                   SNL Thrift Index

        1992       1993      1994       1995       1996       1997       1998       1999       2000       2001
Jan     143.9      201.1     252.5      256.1      370.7      520.1      768.3      715.4      529.6      794.0
Feb     153.3      219.1     257.2      277.0      373.6      563.1      818.7      695.4      487.0
Mar     164.3      221.1     241.6      278.4      382.1      527.7      869.3      707.6      530.0
Apr     157.6      228.2     247.5      295.4      380.3      537.2      882.1      743.0      552.7
May     160.8      215.9     263.3      307.6      383.0      577.9      867.4      707.2      563.2
Jun     170.4      214.7     269.6      313.5      387.2      624.5      833.5      695.6      571.7
Jul     175.1      220.5     276.7      328.2      389.9      684.5      783.7      676.3      606.3
Aug     179.7      234.7     287.2      355.5      408.3      664.6      598.6      632.2      654.3
Sep     169.6      246.7     278.8      362.3      429.3      737.5      784.2      609.2      718.3
Oct     167.0      259.9     263.1      354.1      456.7      752.4      676.3      662.4      739.0
Nov     172.4      258.6     245.8      370.2      485.8      767.4      710.6      607.3      751.1
Dec     186.2      245.7     244.7      376.5      483.6      814.1      705.9      562.4      874.3

Source: SNL Securities

Conversion Valuation Appraisal Report                               Page: 1 - 53
================================================================================


                       Figure 39 - Historical SNL Index

------------------------------------------------------------------------------------------------------------------------------------
                                               SNL THRIFT INDEX MONTHLY PERFORMANCE

                                                January 2, 1992 to January 11, 2001
------------------------------------------------------------------------------------------------------------------------------------
            SNL      % Change    % Change    % Change    % Change   % Change   % Change   % Change   % Change   % Change   % Change
           Thrift      Since       Since       Since       Since      Since      Since      Since      Since      Since      Since
  Date     Index    01/02/1992  01/04/1993  01/03/1994  12/30/1994 12/29/1995 12/31/1996 12/31/1997 12/31/1998 12/31/1999 12/31/2000
  ----     -----    ----------  ----------  ----------  ---------- ---------- ---------- ---------- ---------- ---------- ----------
    Jan-92   143.9         -             -           -           -          -          -          -          -          -         -
    Jul-92   175.1      21.7%            -           -           -          -          -          -          -          -         -
    Jan-93   201.1      39.7%            -           -           -          -          -          -          -          -         -
    Jul-93   220.5      53.2%          9.6%          -           -          -          -          -          -          -         -
    Jan-94   252.5      75.5%         25.6%          -           -          -          -          -          -          -         -
    Jul-94   276.7      92.3%         37.6%        9.6%          -          -          -          -          -          -         -
    Jan-95   256.1      78.0%         27.3%        1.4%        4.7%         -          -          -          -          -         -
    Jul-95   328.2     128.1%         63.2%       30.0%       34.1%         -          -          -          -          -         -
    Jan-96   370.7     157.6%         84.3%       46.8%       51.5%      -1.5%         -          -          -          -         -
    Jul-96   389.9     171.0%         93.9%       54.4%       59.3%       3.6%         -          -          -          -         -
    Jan-97   520.1     261.4%        158.6%      106.0%      112.5%      38.1%       7.5%         -          -          -         -
    Jul-97   684.5     375.7%        240.4%      171.1%      179.7%      81.8%      41.5%         -          -          -         -
    Jan-98   768.3     433.9%        282.0%      204.3%      214.0%     104.1%      58.9%      -5.6%         -          -         -
    Jul-98   783.7     444.6%        289.7%      210.4%      220.3%     108.2%      62.1%      -3.7%         -          -         -
    Jan-99   715.4     397.2%        255.7%      183.3%      192.4%      90.0%      47.9%     -12.1%       1.3%         -         -
    Jul-99   676.3     370.0%        236.3%      167.8%      176.4%      79.6%      39.8%     -16.9%      -4.2%         -         -
    Jan-00   529.6     268.0%        163.4%      109.7%      116.4%      40.7%       9.5%     -34.9%     -25.0%     -5.83%        -
    Jul-00   606.3     321.3%        201.5%      140.1%      147.8%      61.0%      25.4%     -25.5%     -14.1%      7.81%        -
    Jan-01   794.0     451.8%        294.8%      214.5%      224.5%     110.9%      64.2%      -2.5%      12.5%     41.18%    -9.19%

Source: SNL Securities


                          Figure 40 - Equity Indices


          SNL Thrift vs. the S&P 500 and Dow Jones Industrial Average


     Date      SNL Thrift      S&P 500      Dow Jones Industrial
     ----      ----------      -------      --------------------
    Mar-94       241.6          445.8              3,636.0
    Apr-94       247.5          449.1              3,668.3
    May-94       263.3          456.5              3,758.4
    Jun-94       269.6          444.3              3,625.0
    Jul-94       276.7          458.3              3,764.5
    Aug-94       287.2          475.5              3,913.4
    Sep-94       278.8          462.2              3,854.6
    Oct-94       263.1          472.4              3,908.1
    Nov-94       245.8          453.7              3,739.2
    Dec-94       244.7          459.3              3,834.4
    Jan-95       256.1          470.4              3,843.9
    Feb-95       277.0          487.4              4,011.1
    Mar-95       278.4          500.7              4,157.7
    Apr-95       295.4          514.7              4,321.3
    May-95       307.6          533.4              4,465.1
    Jun-95       313.5          544.8              4,556.1
    Jul-95       328.2          562.1              4,708.5
    Aug-95       355.5          561.9              4,610.6
    Sep-95       362.3          584.4              4,789.1
    Oct-95       354.1          581.5              4,755.5
    Nov-95       370.2          605.4              5,074.5
    Dec-95       376.5          615.9              5,117.1
    Jan-96       370.7          636.0              5,395.3
    Feb-96       373.6          640.4              5,485.6
    Mar-96       382.1          645.5              5,587.1
    Apr-96       380.3          654.2              5,569.1
    May-96       383.0          669.1              5,643.2
    Jun-96       387.2          670.6              5,654.6
    Jul-96       389.9          640.0              5,528.9
    Aug-96       408.3          653.0              5,616.2
    Sep-96       429.3          687.3              5,882.2
    Oct-96       456.7          705.3              6,029.4
    Nov-96       485.8          757.0              6,521.7
    Dec-96       483.6          740.7              6,448.3
    Jan-97       520.1          786.2              6,813.1
    Feb-97       563.1          790.8              6,877.7
    Mar-97       527.7          757.1              6,583.5
    Apr-97       537.2          801.3              7,009.0
    May-97       577.9          848.3              7,331.0
    Jun-97       624.5          885.2              7,672.8
    Jul-97       684.5          954.3              8,222.6
    Aug-97       664.6          899.5              7,622.4
    Sep-97       737.5          947.3              7,945.3
    Oct-97       752.4          914.6              7,442.1
    Nov-97       767.4          955.4              7,823.1
    Dec-97       814.1          970.4              7,908.3
    Jan-98       768.3          980.3              7,906.5
    Feb-98       818.7        1,049.3              8,545.7
    Mar-98       869.3        1,101.8              8,799.6
    Apr-98       882.1        1,111.8              9,063.4
    May-98       867.4        1,090.8              8,900.0
    Jun-98       833.5        1,133.8              8,952.0
    Jul-98       783.7        1,120.7              8,883.3
    Aug-98       598.6          957.5              7,539.1
    Sep-98       784.2        1,017.1              7,842.6
    Oct-98       676.3        1,098.7              8,592.1
    Nov-98       710.6        1,163.6              9,116.5
    Dec-98       705.9        1,229.2              9,181.4
    Jan-99       715.4        1,279.6              9,358.8
    Feb-99       695.4        1,238.3              9,306.6
    Mar-99       707.6        1,286.4              9,786.2
    Apr-99       743.0        1,335.2             10,789.0
    May-99       707.2        1,301.8             10,559.7
    Jun-99       695.6        1,372.7             10,970.8
    Jul-99       676.3        1,328.7             10,655.2
    Aug-99       632.2        1,320.4             10,829.3
    Sep-99       609.2        1,282.7             10,337.0
    Oct-99       662.4        1,362.9             10,729.9
    Nov-99       607.3        1,389.1             10,877.8
    Dec-99       562.4        1,469.3             11,497.1
    Jan-00       529.6        1,394.5             10,940.5
    Feb-00       487.0        1,366.4             10,128.3
    Mar-00       530.0        1,498.6             10,921.9
    Apr-00       552.7        1,452.4             10,733.9
    May-00       563.2        1,301.8             10,674.0
    Jun-00       571.7        1,457.0             10,614.1
    Jul-00       606.3        1,328.7             10,655.2
    Aug-00       654.3        1,517.7             11,215.1
    Sep-00       718.3        1,436.5             10,650.9
    Oct-00       739.0        1,429.4             10,971.1
    Nov-00       751.1        1,315.0             10,414.5
    Dec-00       874.3        1,328.9             10,803.2
    Jan-01       794.0        1,326.9             10,609.6

Source: SNL Securities

Conversion Valuation Appraisal Report                                Page: 1-54
================================================================================



As the preceding and following figures demonstrate, the SNL Thrift index materially diverged from the S&P and DJIA in 1998, reflecting the investment community's disfavor with thrift stocks in 1999 and early 2000. In late 2000, however, the collapse of the internet companies drove investors back into thrift stocks.

                     FIGURE 41 - HISTORICAL MARKET INDICES

         ------------------------------------------------------------
             Date                SNL           S&P           DJIA
         ------------------------------------------------------------
           06/30/94             269.6         444.3         3,625.0
           12/30/94             244.7         459.3         3,834.4
           06/30/95             313.5         544.8         4,556.1
           12/29/95             376.5         615.9         5,117.1
           06/28/96             387.2         670.6         5,654.6
           12/31/96             483.6         740.7         6,448.3
           06/30/97             624.5         885.2         7,672.8
           12/30/97             814.1         970.4         7,908.3
           06/30/98             833.5       1,133.8         8,952.0
           12/31/98             705.9       1,229.2         9,181.4
           06/30/99             695.6       1,372.7        10,970.8
           12/31/99             562.4       1,469.3        11,497.1
           06/30/00             571.7       1,457.0        10,614.1
           12/31/00             874.3       1,328.9        10,803.2
           01/11/01             794.0       1,326.9        10,609.6
         ------------------------------------------------------------
     Source: SNL Securities

As Figures 39, 40 and 41 illustrate, the performance of the SNL index was robust through 1994, 1995, 1996, 1997 and the first half of 1998. The dip in the index, occurring in late 1994, was the product of the interest rate rise during that period along with the overall uneasiness in the stock market in general. In August and October 1998, the indices experienced a dramatic dip in value. Though the Dow and S&P indices have solid growth during 1999, the SNL index did not recover, due to the rising rate environment and the slowdown in the consolidation of the industry. The rate scenario covering the same period as the SNL index can be seen in the following chart.

Conversion Valuation Appraisal Report                            Page: 1 - 55
================================================================================



                          FIGURE 42 - HISTORICAL RATES

                            Historical Treasury Rates

                               [GRAPH APPEARS HERE]

Source: Prudential Bache Securities

As the Figures 40 and 42 demonstrate, the rate rise in late 1994 correlates closely to the fall in thrift prices. The drop in rates in 1995 was one of the primary drivers of the rapid rise in the SNL index.

A downward adjustment for this measure is warranted, as the Bank will require time to adequately invest the proceeds from the offering.

Conversion Valuation Appraisal Report                             Page: 1 - 56
================================================================================

       -------------------------------
              ACQUISITION MARKET
       -------------------------------

The following chart illustrates that acquisitions are dwindling. Current acquisition pricing multiples provide little incentive for potential targets to sell.

                                      FIGURE 43 - DEALS FOR LAST TWENTY TWO QUARTERS
          1995-2    1995-3    1995-4    1996-1    1996-2    1996-3    1996-4    1997-1    1997-2    1997-3    1997-4  1998-1
Bank        85        92        80        79        87        91        82        66        79       102        97      97
Thrift      35        27        22        22        29        21        19        25        32        17        37      26

          1998-2    1998-3    1998-4    1999-1    1999-2    1999-3    1999-4    2000-1    2000-2    2000-3   2000-4   2001-1
Bank       128       111        74        78        69        75        60        53        41        52       48        3
Thrift      26        25        15        17        16        22        19       221        15        16       14        0

Note:   The first quarter of 2001 is through January 11.
Source: SNL Securities

Conversion Valuation Appraisal Report                               Page 1 - 57
================================================================================


In general, deal multiples declined in 2000.

                          Figure 44 - Deal Multiples

-------------------------------------------------------------------------------------------------------------------------
Median Price to LTM Earnings                              1996       1997       1998       1999       2000      2001 YTD
Thrifts - Nationwide                                      17.9       26.2       27.4       24.0       20.0         NA
Thrifts - Mid West                                        25.9       28.2       27.4       25.6       19.8         NA
Thrifts - $50 Million less than Deal Value
  less than $100 Million                                  21.7       22.5       25.9       23.9       16.9         NA
Average Price to Book
Thrifts - Nationwide                                     149.5      184.3      209.8      184.3      142.5         NA
Thrifts - Mid West                                       136.7      169.2      209.3      182.0      132.2         NA
Thrifts - $50 Million less than Deal Value
  less than $100 Million                                 162.2      204.3      223.2      174.6      146.1         NA
Average Price to Tangible Book
Thrifts - Nationwide                                     153.6      191.1      217.1      188.8      148.8         NA
Thrifts - Mid West                                       141.9      171.4      218.4      181.7      137.4         NA
Thrifts - $50 Million less than Deal Value
  less than $100 Million                                 166.2      206.8      231.6      173.2      150.5         NA
Average Price to Assets
Thrifts - Nationwide                                      15.0       18.2       22.0       21.0       16.0         NA
Thrifts - Mid West                                        17.4       20.5       23.1       19.6       17.2         NA
Thrifts - $50 Million less than Deal Value
  less than $100 Million                                  15.3       17.8       23.6       21.9       20.8         NA
Average Price/Deposits
Thrifts - Nationwide                                      19.9       24.6       29.8       29.0       23.6         NA
Thrifts - Mid West                                        23.1       28.2       30.7       28.1       26.5         NA
Thrifts - $50 Million less than Deal Value
  less than $100 Million                                  20.2       23.7       31.4       32.0       30.7         NA
-------------------------------------------------------------------------------------------------------------------------

Source: SNL Securities

No thrift acquisitions have occurred in 2001.

                    Figure 45 - 2000 Illinois Thrift Deals

                                                     Announce   Completion  Deal Value  P/Book  P/Tbook  P/LTM   EPS  P/Dep P/Assets
Buyer Name                  Seller Name                  Date         Date        ($M)     (%)      (%)          (x)    (%)      (%)
Canadian Imperial Bank      St. Anthony Bancorp,   01/20/2000   04/14/2000         3.2  201.13   205.28           NM  12.41    11.28
  of Commerce                 Inc.
Hemlock Federal Financial   Midwest Savings Bank   01/10/2000   06/09/2000         3.4  100.00   100.00        33.60  11.70     7.05
  Corp.

                          Average:                                                 3.3  150.57   152.64        33.60  12.06     9.16
                           Median:                                                 3.3  150.57   152.64           NM  12.06     9.16


The Bank will be unavailable for acquisition for a period of three years following its conversion. The Comparable Group has been screened to attempt to eliminate stocks with speculation included in their pricing. As such, no adjustment is warranted for this factor.

Conversion Valuation Appraisal Report                              Page 1 - 58
================================================================================


--------------------------------
    Adjustments to Value in
  Relation to the Comparable
           Group
--------------------------------

Overall, FinPro believes that the Bank pro forma market value should be discounted relative to the Comparable Group, reflecting the following adjustments.

Key Valuation Parameters                           Valuation Adjustment
================================================================================

Balance Sheet Strength                             No Adjustment

Asset Quality                                      Upward

Earnings Quality, Predictability and Growth        Slight Upward

Dividends                                          No Adjustment

Liquidity of the Issue                             No Adjustment

Recent Regulatory Matters                          Slight Downward

Market for Seasoned Thrift Stocks                  Downward

Acquisition Market                                 No Adjustment

Conversion Valuation Appraisal Report                              Page 1 - 59
================================================================================



 5.  Other Factors

   ----------------------------
            Management
   ----------------------------

The Bank has developed a management team with regional banking experience. The Bank's organizational chart is reasonable for an institution of its size and complexity. The Board is active and oversees on all key strategic and policy decisions.

As such, no adjustment appears to be warranted for this factor.

Conversion Valuation Appraisal Report                              Page 1 - 60
================================================================================



 ----------------------------------
            Market Area
 ----------------------------------

The market area that an institution serves has a significant impact on value, as future success is interrelated with the economic, demographic and competitive aspects of the market. Specifics on the Bank's markets were delineated in
Section 2 - Market Area Analysis. The following are discussions with respect to the various data sets utilized for the market analysis.

      Demographic Data - The Bank's three markets encompass 56,302 households and 166,845 people, or 1.28% and 1.40%, respectively, of the Illinois totals. The average population density is 3,279.6 people per square mile, or more than 15 times the Illinois density of 214.6 people per square mile. The average household income for the Bank's markets is $65,453, or 11.00% above the Illinois average of $59,173.

      Competitive Data - The Bank's Palos Hills branch has grown $5.0 million, or 12.47%, from June 30, 1995 to June 30, 1999. However, the market has grown by 63.63%, reducing Chesterfield's market share from 12.12% to 8.33%. The Bank's Frankfort branch has grown $5.0 million, or 18.63%, from June 30, 1995 to June 30, 1999. However, the market has grown by 62.91%, reducing the Bank's market share from 9.55% to 6.95%. The Bank's main office has decreased by $1.4 million, or 0.76%, from June 30, 1995 to June 30, 1999. The market itself was relatively flat, with $7.2 million in growth, representing 0.33% of total deposits within the market.

The upward adjustment for the market demographics is offset by the Bank's performance within its markets. Based on these factors no adjustment is warranted for this factor.

  Conversion Valuation Appraisal Report                           Page: 1 - 61
================================================================================


  ----------------------------------
          Interest Rate Risk
  ----------------------------------

As a result of the recent rise in interest rates, coupled with the regulatory scrutiny of institutions regarding asset/liability management, the level of interest rate risk in an institution's balance sheet could cause significant changes in that institutions level of income. As such, adjustments to the multiples should be made based on the level of interest rate risk.

The following figure, as prepared by the OTS, measures an institutions level of interest rate risk by gridding the post shock NPV Ratio at +/- 200 basis points against the interest rate sensitivity measure at +/- 200 basis points. The grid provides four levels of risk ranging from "Minimum Risk" to "Moderate Risk" to "Significant Risk" to "High Risk", with "High Risk" being the most risk and "Minimum Risk" being the least risk.

           Figure 46 - Interest Rate Risk Guidelines for OTS Thrifts



                                        Level of Interest Rate Risk - September 30, 2000
                   ----------------------------------------------------------------------------------------------
                    Post-Shock                             Interest Rate Sensitivity Measure
                                    -----------------------------------------------------------------------------
                    NPV Ratio          0 - 100 bp.       100 - 200 bp.      200 - 400 bp.        Over 400 bp.
                   ----------------------------------------------------------------------------------------------
                    Over 10%           Minimum Risk      Minimum Risk       Minimum Risk         Moderate Risk
                                           (1)                (1)                (1)                  (2)
                    6% to 10%          Minimum Risk      Minimum Risk       Moderate Risk      Significant Risk
                                           (1)                (1)                (2)                  (3)
                    4% to 6%           Minimum Risk      Moderate Risk    Significant Risk         High Risk
                                           (1)                (2)                (3)                  (4)
                    Below 4%          Moderate Risk    Significant Risk       High Risk            High Risk
                                           (2)                (3)                (4)                  (4)
                  -----------------------------------------------------------------------------------------------

                   The Bank's sensitivity measure was -61 and +81 basis points at +200 and -200.
                   The Bank's post-shock NPV ratio was 11.75% and 14.17% at +200 and -200.

Based on the September 30, 2000 OTS results, the Bank would be classified as "Minimum Risk". The additional capital should improve the Bank's position by increasing the Bank's NPV ratio, all other things remaining constant. The Bank's market value should be adjusted upward for its interest rate risk profile.

Conversion Valuation Appraisal Report                               Page: 1 - 62
================================================================================


  ----------------------------------
             Offering Size
  ----------------------------------
The amount of market capitalization, affects the pricing of an institution as small cap companies suffer from weak liquidity, limited research and press coverage, limited resources and the lack of economies of scale. The following figure illustrates that there is a clear correlation between the amount of market capitalization and the price to book and price to tangible book multiples. In fact, the largest segment trades at more than a 100% premium to the smallest segment on a price to tangible book multiple. The price to earnings multiple is relatively consistent across the segments.

            Figure 47 - Industry Multiples By Market Capitalization

                                                -----------------------------------------------------------------------------
                                         Current                          Current Price in Relation to
                                                -----------------------------------------------------------------------------
                                         Market                             Price/   Price/               Tangible
                                         Value    Earnings   LTM EPS  LTM Core EPS    Core  Book Value  Book Value     Assets
                           Count           ($M)        (x)       (x)           (x)      (x)        (%)          (%)       (%)
-----------------------------------------------------------------------------------------------------------------------------
                             47             *15       10.58    10.86        10.94     10.49      71.18        71.57      8.06
                             53     **=15 - *25       12.02    12.14        12.30     12.71      84.69        86.27      8.88
                             43     **=25 - *50       10.66    11.23        10.87     10.66      89.20        91.09      7.68
                             51    **=50 - *125       10.38    10.60        10.66     11.19      98.42       110.56      9.80
                             57           **125       12.68    12.79        12.83     12.85     136.20       161.98     11.95

All Fully Converted Average              321.66       14.78    13.30        13.34     14.90     104.80       113.32     10.40
All Fully Converted Median                35.42       11.54    11.74        11.74     11.63      91.00        92.53      9.57

Source: SNL Securities, FinPro calculations

*= Less Than
**= More Than

As the Bank is expected to have market capitalization of $62.2 million, or the second largest segment, an upward adjustment is warranted for offering size.

Conversion Valuation Appraisal Report                               Page: 1 - 63
================================================================================

 -----------------------------
            State
 -----------------------------
The location of an institution will have an impact on the trading value of an institution, as many analysts compare the pricing of institutions relative to a state or regional multiples in investor presentations. Furthermore, many investors like to invest in local organizations that can be easily followed through the local newspapers and "word-of-mouth", and the sophistication and financial resources vary from state to state.

The following figure clearly illustrates that fully converted Illinois thrifts trade at lower multiples on a book basis relative to the national levels.

                 Figure 48 - Illinois Relative To The Industry

                                                           -----------------------------------------------------------
                                           Current    Current                      Current Price in Relation to
                                                             -----------------------------------------------------------
                                            Stock     Market                         Price/  Price/             Tangible
                                            Price      Value Earnings LTM EPS  LTM Core EPS   Core Book Value Book Value  Assets

 Ticker   Short Name                            ($)     ($M)      (x)     (x)           (x)    (x)        (%)        (%)     (%)
---------------------------------------------------------------------------------------------------------------------------------
          Illinois
   ABCL   Alliance Bancorp                  22.0625   203.94    11.49   11.80         13.21  12.26     131.64     132.67   10.34
   BFFC   Big Foot Financial Corporation    12.2500    21.07    30.63   49.00         49.00  30.63      72.92      72.92    9.92
   CFSB   Citizens First Financial Corp.    11.9375    23.34       NM   11.94         27.76     NM      66.07      66.07    7.09
   EFC    EFC Bancorp, Inc.                 10.2500    50.02    11.65   11.92         12.35  12.20      75.76      75.76    8.80
   FBCI   Fidelity Bancorp, Inc.            18.8750    38.08    10.04    9.63          9.63  10.04      89.29      89.33    6.00
   FFBI   First Federal Bancshares, Inc.    13.8125    30.97       NA      NA            NA     NA      69.20      69.24   13.03
   FSFF   First SecurityFed Financial, Inc. 14.8125    74.49    11.57   11.95         11.95  11.57      93.05      93.22   19.12
   GTPS   Great American Bancorp, Inc.      12.6250    13.24    13.15   15.98         15.98  13.15      65.79      65.79    8.40
   HMLK   Hemlock Federal Financial Corp.   16.5000    17.67     9.82   11.00         11.15  10.31      94.88     100.18    6.46
   KNK    Kankakee Bancorp, Inc.            23.2500    29.29    12.37   12.70         14.01  12.37      77.32      88.84    6.55
   MAFB   MAF Bancorp, Inc.                 26.2500   606.22     9.24   10.94         11.51  11.12     162.14     199.47   11.95
   NBSI   North Bancshares, Inc.             9.1875    10.87    20.88    7.85          7.35  20.88      89.55      89.55    8.53
   PFED   Park Bancorp, Inc.                13.7500    21.33    17.19   13.22         14.03  20.22      81.89      81.89    9.63
   PSFI   PS Financial, Inc.                11.2500    14.66     9.70   11.25         10.71   9.70      98.77      98.77   12.75

          Illinois Fully Converted Average             82.51    13.98   14.55         16.05  14.54      90.59      94.55    9.90
          Illinois Fully Converted Median              26.32    11.61   11.92         12.35  12.23      85.59      89.09    9.22

          All Fully Converted Average                 322.81    14.84   13.34         13.38  14.96     105.11     113.70   10.43
          All Fully Converted Median                   36.22    11.56   11.77         11.76  11.65      91.02      92.62    9.63

   Source: SNL Securities, FinPro calculations

Based on the lower trading multiples of other fully converted Illinois thrifts relative to the national levels, a downward adjustment is warranted.

Conversion Valuation Appraisal Report                               Page: 1 - 64
================================================================================




 --------------------------------
          Subscription Interest
 --------------------------------

Through the first half of 1998, stock appreciation for both thrift stocks and for the U.S. equity market in general, the market for public offerings attracted a significant level of attention. Thrift IPO's received a greater amount of attention due to the price "pops" of standard conversions. With the market downturn of latter 1998, the number of thrift conversions and subsequent interest in thrift conversions declined through 2000.

This drop in interest created a corresponding drop in conversion pricing in order to entice interest in the thrift IPO's. During 1996, rates increased slightly and then remained stable, fueling the rise in the conversion prices. 1997 saw a continuation of this trend, with the median IPO pricing at 71.1%, 71.4%, 73.0%, and 77.2% of book value for the first, second, third, and fourth quarters of 1997, respectively. Pricing peaked during 1998 with 78.4%, 76.0%, 77.8%, and 63.4% of book value in the first, second, third, and fourth quarters of that year, respectively. The pro forma price to book multiples started to decline during 1999 and the first, second, and fourth quarters of 1999 were 69.58%, 62.45%, and 56.46%, respectively (there were no institutions that began trading in the third quarter). Pricing multiples also fell through the second quarter in 2000 as the median pro forma price to book multiples for the first, second and third quarter of 2000 were 52.25%, 50.30% and 52.56%, respectively.

Conversion Valuation Appraisal Report                               Page: 1 - 65
================================================================================



          Figure 49 - Standard Conversion Pro Forma Pricing Multiples

                                                                           -------------------------------------------
                                                                                           Price to Pro Forma
                                                                           -------------------------------------------
                                                                    IPO     Pro Forma   Pro Forma  Pro Forma  Adjusted
                                                          IPO      Price   Book Value  Tang. Book   Earnings   Assets
            Ticker        Short Name                      Date      ($)        (%)         (%)        (x)       (%)
----------------------------------------------------------------------------------------------------------------------
          FFBI     First Federal Bancshares, Inc.       09/27/2000  10.0000      52.42      52.42      10.70      9.50
          DFBS     DutchFork Bancshares Inc.            07/06/2000  10.0000      52.70      52.70      10.40      6.90
                   ---------------------------------------------------------------------------------------------------
          Q3`00    Average                                                       52.56      52.56      10.55      8.20
                   Median                                                        52.56      52.56      10.55      8.20
                   ---------------------------------------------------------------------------------------------------
          BHL      Berkshire Hills Bancorp, Inc.        06/28/2000  10.0000      48.10      48.10       9.50      7.80
          PORT     Port Financial Corp.                 04/12/2000  10.0000      52.49      52.49      11.50      9.30
                   ---------------------------------------------------------------------------------------------------
          Q2`00    Average                                                       50.30      50.30      10.50      8.55
                   Median                                                        50.30      50.30      10.50      8.55
                   ---------------------------------------------------------------------------------------------------
          PCBI     Peoples Community Bancorp, Inc.      03/30/2000  10.0000      39.07      39.07      13.80     11.60
          SBMC     Connecticut Bancshares, Inc.         03/02/2000  10.0000      52.25      52.25       9.70      8.60
          SFBI     Security Financial Bancorp, Inc.     01/05/2000  10.0000      55.56      55.56         NA      9.20
                   ---------------------------------------------------------------------------------------------------
          Q1`00    Average                                                       48.96      48.96      11.75      9.80
                   Median                                                        52.25      52.25      11.75      9.20
                   ---------------------------------------------------------------------------------------------------
                   ---------------------------------------------------------------------------------------------------
          2000 YTD Average                                                       50.37      50.37      10.93      8.99
                   Median                                                        52.42      52.42      10.55      9.20
                   ---------------------------------------------------------------------------------------------------
          MFSF     MutualFirst Financial Inc.           12/30/1999  10.0000      60.11      60.11      10.70     10.20
          AMFH     American Financial Holdings, Inc.    11/30/1999  10.0000      52.65      52.65      11.20     14.40
          IGAF     Jade Financial Corp.                 10/05/1999   8.0000      52.81      52.81      18.90      7.80
          EVRT     EverTrust Financial Group, Inc.      10/04/1999  10.0000      65.45      65.45      22.10     16.00
                   ---------------------------------------------------------------------------------------------------
          Q4`99    Average                                                       57.76      57.76      15.73     12.10
                   Median                                                        56.46      56.46      15.05     12.30
                   ---------------------------------------------------------------------------------------------------
          FCFN     First Community Financial            06/22/1999  15.0000      58.56      58.56      34.10     13.40
                   Corporation
          FBEI     First Bancorp of Indiana, Inc.       04/07/1999  10.0000      66.34      66.34      17.40     17.30
                   ---------------------------------------------------------------------------------------------------
          Q2`99    Average                                                       62.45      62.45      25.75     15.35
                   Median                                                        62.45      62.45      25.75     15.35
                   ---------------------------------------------------------------------------------------------------
          TRYF     Troy Financial Corporation           03/31/1999  10.0000      68.54      68.54      81.00     14.10
          WRO      Woronoco Bancorp Inc.                03/19/1999  10.0000      69.27      69.27      15.60     14.00
          COHB     Cohoes Bancorp Inc.                  01/04/1999  10.0000      69.89      69.89      13.60     14.70
          FPFC     First Place Financial Corp.          01/04/1999  10.0000      70.45      70.45      14.10     14.60
                   ---------------------------------------------------------------------------------------------------
          Q1`99    Average                                                       69.54      69.54      31.08     14.35
                   Median                                                        69.58      69.58      14.85     14.35
                   ---------------------------------------------------------------------------------------------------
                   ---------------------------------------------------------------------------------------------------
          1999     Average                                                       63.41      63.41      23.87     13.65
                   Median                                                        65.90      65.90      16.50     14.25
                   ---------------------------------------------------------------------------------------------------
                   ---------------------------------------------------------------------------------------------------
          1998     Average                                                       73.24      72.58      16.00     18.08
                   Median                                                        76.29      76.63      16.25     18.30
                   ---------------------------------------------------------------------------------------------------

Source:   SNL Securities and FinPro calculations

Conversion Valuation Appraisal Report                              Page: 1 - 66
================================================================================



Finally, comparing the Banks multiples at the midpoint to the other outstanding full conversions in process, shows that the Bank is priced at a small discount on a P/B and a P/E basis.

            Figure 50 - Comparison to Other Conversions In Process

                                                 ---------------------------------------------------------------
Recent Applications Filed                                                  Price Relative to
                                                 ---------------------------------------------------------------
                                                 Earnings    Core Earnings      Book      Tangible Book   Assets
                                                 ---------------------------------------------------------------
BUCS Federal SB                                       13.51                       46.93%
Citizens First SB                                      5.79                       57.87%
First Bank & Trust                                     8.15                       48.77%
                                                 ---------------------------------------------------------------
                                         Average       9.15                       51.19%
                                                 ===============================================================
                                                 ---------------------------------------------------------------
                                                                           Price Relative to
                                                 ---------------------------------------------------------------
                                                 Earnings    Core Earnings      Book      Tangible Book   Assets
                                                 ---------------------------------------------------------------
The Bank (at midpoint) Full Conversion                 8.93           8.93        49.85%          50.40%    9.54%
----------------------------------------------------------------------------------------------------------------
Applications Filed Average                             9.15              -        51.19%              -        -
----------------------------------------------------------------------------------------------------------------
(Discount) Premium                                    -2.40%            NA        -2.62%             NA       NA
----------------------------------------------------------------------------------------------------------------


The decline in the IPO pricing multiples closely correlates to the decline in the interest for thrift stocks, previously shown in Figure 49. A slight downward adjustment for subscription interest is warranted at this time.

Conversion Valuation Appraisal Report                              Page: 1 - 67
================================================================================



               Adjustments to Value in Relation to Other Factors

Overall, FinPro believes that the Bank pro forma market value should be discounted relative to other comparisons, reflecting the following adjustments.

Key Valuation Parameters                         Valuation Adjustment
================================================================================

Management                                       No Adjustment

Market Area                                      No Adjustment

Interest Rate Risk                               Upward

Offering Size                                    Upward

State                                            Downward

Subscription Interest                            Slight Downward


As a result of all the factors discussed, a full offering at a 44% discount on a price to book basis and a 29% discount on a core earnings basis, appears to be reasonable.

Conversion Valuation Appraisal Report                              Page: 1 - 68
================================================================================


6. Valuation

In applying the accepted valuation methodology promulgated by the regulators, i.e., the pro forma market value approach, four key pricing multiples were considered. The four multiples include:

          Price to core earnings ("P/E")

          Price to tangible book value ("P/TB")

          Price to book value ("P/B")

          Price to assets ("P/A")

All of the approaches were calculated on a pro forma basis including the effects of the conversion proceeds. All of the assumptions utilized are presented in
Exhibit 10.

To ascertain the pro forma estimated market value of the Bank, the market multiples for the Comparable Group, all Illinois public thrifts, all publicly traded thrifts and the recent (1998 to date) standard conversions were assessed.

Since thrift earnings in general have had a high degree of volatility over the past decade, the P/B approach had gained in importance and is utilized frequently as the benchmark for market value. It is interesting to note that the P/B approach is more of a benchmark than a reliable valuation technique. A better approach is the P/TB approach. In general, investors tend to price financial institutions on a tangible book basis, because it incorporates the P/B approach adjusted for intangibles. Most recently, the P/E approach has regained favor among investors.

As such, in estimating the market value for the Bank, equal emphasis was placed on the P/TB approach and the P/E approach. The P/B was given much less weight and the P/A ratio was not given much weight at all.

In terms of the market multiples, most weight was given to the Comparable Group. The second highest weight was afforded to recent standard conversions. Less weight was ascribed to all public thrifts and all Illinois thrifts. The multiples for the Comparable Group, all publicly traded thrifts, and Illinois publicly traded thrifts are shown in Exhibit 7.

Conversion Valuation Appraisal Report                              Page: 1 - 69
================================================================================


---------------------------------
          FULL OFFERING VALUE IN
         RELATION TO COMPARABLES
---------------------------------

Based upon the premiums and discounts defined in the section above, the Bank pricing at the midpoint for a full standard conversion is estimated to be $31,500,000. Based upon a range below and above the midpoint value, the relative values are $26,350,000 at the minimum and $35,650,000 at the maximum respectively. At the supermaximum of the range the offering value would be $40,997,500.

At the various levels of the estimated value range, the full offering would result in the following offering data:

                    FIGURE 51 - VALUE RANGE - FULL OFFERING

                                       Total Shares       Price       Total
Conclusion                                Shares        Per Share     Value
----------------------------------     -----------------------------------------
Appraised Value - Midpoint                3,100,000   $       10   $  31,000,000

Range:
  - Minimum                               2,635,000   $       10      26,350,000
  - Maximum                               3,565,000           10      35,650,000
  - Super Maximum                         4,099,750           10      40,997,500
Source: FinPro Inc. Pro Forma Model

Conversion Valuation Appraisal Report                              Page: 1 - 70
================================================================================


                   FIGURE 52 - VALUE RANGE PRICING MULTIPLES

                                     ----------------------------------------------------------------------------------
                                     Bank              Comparables             State                   National
                                     ----------------------------------------------------------------------------------
                                                    Mean        Median    Mean        Median       Mean        Median
                                                 ----------------------------------------------------------------------
                              Min            7.87
Price-Core Earnings Ratio P/E Mid            8.93      13.56       12.58      16.05      12.35        13.38       11.76
                              Max            9.90
                              Smax          10.99

                              Min           45.29%
Price-to-Book Ratio P/B       Mid           49.85%     93.77%      88.60%     90.59%     85.59%      105.11%      91.02%
                              Max           53.76%
                              Smax          57.74%

                              Min           45.81%
Price-to-Tangible Book Ratio
P/TB                          Mid           50.40%     94.74%      89.32%     94.55%     89.09%      113.70%      92.62%

                              Max           54.32%
                              Smax          58.28%

                              Min            8.21%
Price-to-Assets Ratio P/A     Mid            9.54%      9.92%       9.08%      9.90%      9.22%       10.43%       9.63%
                              Max           10.83%
                              Smax          12.28%

This equates to the following multiples:

   FIGURE 53 - COMPARABLE PRICING MULTIPLES TO THE BANK'S PRO FORMA MIDPOINT

                                               ------------------------------------------------------------------
                                                                          Price Relative to
                                               ------------------------------------------------------------------
                                               Earnings       Core Earnings      Book      Tangible Book   Assets
-----------------------------------------------------------------------------------------------------------------
The Bank (at midpoint) Full Conversion              8.93               8.93     49.85%            50.40%     9.54%
-----------------------------------------------------------------------------------------------------------------
Comparable Group Median                            11.56              12.58     88.60%            89.32%     9.08%
-----------------------------------------------------------------------------------------------------------------
(Discount) Premium                                -22.75%            -29.01%   -43.74%           -43.57%     5.07%
-----------------------------------------------------------------------------------------------------------------

Source: FinPro Calculations

As Figure 53 demonstrates, at the midpoint of the estimated valuation range the Bank is priced at a discount of 29.01% on a core earnings basis. A discount of 43.57% is applied to the Bank relative to the Comparable Group on a price to tangible book basis.
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Conversion Valuation Appraisal Report                              Page: 1 - 71
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          VALUATION CONCLUSION
---------------------------------

It is, therefore, our opinion that as of January 11, 2001, the estimated pro forma market value of the Bank, in a full offering, is $31,500,000 at the midpoint of a range, with a minimum of $26,350,000 to a maximum of $35,650,000 at 15% below and 15% above the midpoint of the range respectively. Assuming an adjusted maximum value of 15% above the maximum value, the adjusted maximum value, or supermaximum value, in a full offering is $40,997,500. The stock will be issued at $10.00 per share.

Pro forma comparisons of the Bank's value range with the Comparable Group, all public thrifts, and Illinois public thrifts are shown in Exhibit 9.